                                                                     REINSURANCE
                                                                     AGREEMENT

                                     Between

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

                                       and

                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                                TABLE OF CONTENTS

                                                                                              PAGE
                                                                                              ----
     I.     REINSURANCE COVERAGE                                                                1
    II.     REINSURANCE LIMITS                                                                  3
   III.     PLACING REINSURANCE IN EFFECTG                                                      5
    IV.     COMPUTATION OF REINSURANCE PREMIUMS                                                 5
     V.     PAYMENT OF REINSURANCE PREMIUMS                                                     6
    VI.     SETTLEMENT OF CLAIMS                                                                7
   VII.     CONDITIONAL RECEIPT REINSURANCE                                                    10
  VIII.     EXPERIENCE REFUNDS                                                                 11
    IX.     PREMIUM TAX REIMBURSEMENT                                                          11
     X.     POLICY CHANGES                                                                     11
    XI.     REINSTATEMENTS                                                                     11
   XII.     EXPENSES                                                                           12
  XIII.     REDUCTIONS                                                                         12
   XIV.     INSPECTION OF RECORDS                                                              12
    XV.     INCREASE IN LIMIT OF RETENTION                                                     13
   XVI.     ERRORS                                                                             14
  XVII.     ARBITRATION                                                                        14
 XVIII.     CHOICE OF LAW AND FORUM                                                            15
   XIX.     INSOLVENCY                                                                         15
    XX.     PARTIES TO AGREEMENT                                                               16
   XXI.     AGREEMENT                                                                          16
   XXI.     EXECUTION AND DURATION OF AGREEMENT                                                16

            SCHEDULES
            SUBJECT REINSURANCE SCHEDULE                                                       18
            RETENTION SCHEDULE                                                                 19
            LIMITS SCHEDULE                                                                    21
            ADMINISTRATIVE FORMS SCHEDULE                                                      22
            CONDITIONAL RECEIPT SCHEDULE                                                       23
            PREMIUM SCHEDULE, PART I                                                           24
            PREMIUM SCHEDULE, PART II                                                          27

                              REINSURANCE AGREEMENT

                                     between

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

                                       of

                            Worcester, Massachusetts,

                 hereinafter referred to as the "REINSURED," and

                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                                       of

                              Fort Wayne, Indiana,

                    hereinafter referred to as the "LINCOLN."

I.        REINSURANCE COVERAGE

          A. On the basis hereinafter stated, the REINSURED'S excess of Last Survivor plans as specified in the Subject Reinsurance Schedule shall be reinsured with the LINCOLN automatically, shall be submitted to the LINCOLN on a facultative basis, or shall be reinsured with the LINCOLN as continuations. A continuation is a new policy replacing a policy issued earlier by the REINSURED ("original policy") or a change in existing policy issued or made either (l) in compliance with the terms of the original policy or
               (2) without the same new underwriting information the REINSURED would obtain in the absence of the original policy, without a suicide exclusion period or a contestable period as long as those contained in new issues by the REINSURED, or without the payment of the same commissions in the first year that the REINSURED would have paid in the absence of the original policy. A Last Survivor policy is a policy which insures two persons wherein upon the first death, there is no increase in the terminal reserve or cash value of the policy, and which provides for payment of a death benefit after the second insured has died.

          B. Subject to the "CONDITIONAL RECEIPT REINSURANCE" article and, in the case of facultative submissions for reinsurance, to the REINSURED'S accepting the LINCOLN'S offer to reinsure, the liability of the LINCOLN shall begin simultaneously with that of the REINSURED. In no event shall the reinsurance be in force and binding unless the insurance issued directly by the

               REINSURED is in force and unless the issuance and delivery of such insurance constituted the doing of business in a jurisdiction in which the REINSURED was properly licensed.

          C. Life reinsurance under this Agreement shall be term insurance for the amount at risk on the portion of the insurance of the original insurance which is reinsured with the LINCOLN. The amount of reinsurance shall be the death benefit provided by the portion of the original insurance which is reinsured with the LINCOLN. The amount at risk on such a policy shall be the death benefit of the policy less the accumulated policy value under the policy. This amount at risk shall be determined at the beginning of each policy year and shall be amended during that year only if there is a change in the amount of reinsurance on the life arising from a change in the specified amount under the policy reinsured hereunder. For the second and subsequent years, the REINSURED shall notify the LINCOLN of the amount at risk for that policy year at least fifteen days after the beginning of that policy year. The portion reinsured shall be the amount at risk on the policy less the REINSURED'S retention on the policy. The basis for determining the amount at risk may be changed for new reinsurance by agreement between the REINSURED and the LINCOLN.

          D. If the face amount of the policy changes, the portion reinsured hereunder shall continue to be determined as described in section C of this article. If the face amount increases subject to the approval of the REINSURED, provisions of the "REINSURANCE LIMITS" article hereof shall apply to the increase in reinsurance hereunder. If the face amount increases and such increase is not subject to the REINSURED'S approval, the LINCOLN shall accept automatically increases, in reinsurance arising from such increases in the face amount.

          E. Life reinsurance in amounts less than the amount at risk upon $25,000 of insurance shall not be placed in effect under this Agreement.

          F. If the REINSURED issues a policy as a continuation of a policy reinsured under this Agreement, reinsurance of the continuation shall continue with the LINCOLN. Such reinsurance shall be in effect under the reinsurance agreement between the REINSURED and the LINCOLN which provides reinsurance of the policy form issued as a continuation if there is such an agreement in effect on the effective date of the continuation; otherwise, reinsurance shall be in effect under the terms of this Agreement.

          G. In the event the Last Survivor policy permits the insureds to split the Last Survivor policy into separate policies on each life insured under the Last Survivor policy, the new policies shall be continuations; provided, however, that the sum of the amount of reinsurance on the continuations shall not exceed the original amount of reinsurance on the Last Survivor policy. Any substandard or flat extra premiums payable assessed on either life shall be payable under the appropriate continuation policy.

          H. Life reinsurance under any one cession shall be terminated at the end of the year preceding the first year for which the amount at risk on the cession is less than $10,001. The amount of reinsurance under this Agreement shall be maintained in force without reduction so long as the amount of insurance carried by the REINSURED on either life insured under the Last Survivor policy remains in force without reduction, except as provided in the "PAYMENT OF REINSURANCE PREMIUMS" and "INCREASE IN LIMIT OF RETENTION" articles.

II.       REINSURANCE LIMITS

          A. If the following requirements are met, reinsurance may be ceded automatically under this Agreement in amounts not to exceed those specified in the Limits Schedule.

               (1)     The REINSURED shall retain its limit of retention.

               (2) For each life, the sum of the amount of insurance already in force on that life in the REINSURED and the amount applied for from the REINSURED on the current application shall not exceed the sum of the appropriate automatic limit shown in the Limits Schedule, and the REINSURED'S maximum limit of retention for the mortality class, plan of insurance, and age at issue on the current application.

               (3) For each life, the sum of the amount of insurance already in force on the life and the amount applied for currently, in all companies, shall not exceed the following amounts.

                                     AGES                 LIFE INSURANCE
                                     ----                 --------------
                                      0-15                    6,500,000
                                     16-65                  $10,000,000
                                     66-80                    3,500,000

               (4) The REINSURED has not made facultative application for reinsurance of the current application.

               (5) The policy was issued in accordance with the REINSURED'S normal individual ordinary life underwriting rules and practices.

               (6)     The policy is not a continuation.

          B. In determining whether the Last Survivor policy has satisfied all the conditions for automatic reinsurance coverage as set forth in section A of this article, the REINSURED may reinsure the policy automatically if both insureds, before age adjustments are made in accordance with the Premium Schedule, fall within appropriate age limits and underwriting classes as specified in the Limits Schedule.

          C. If the requirements in section A of this article are not met or if the REINSURED prefers to do so, it shall make an application for reinsurance under this Agreement on a facultative basis for all issues specified in the Subject Reinsurance Schedule other than continuations; the REINSURED may, at its option, make application for reinsurance under this Agreement on a facultative basis for other issues.

          D. The LINCOLN shall have no liability under facultative applications for reinsurance unless the REINSURED has accepted the LINCOLN'S offer to reinsure.

          E. Continuations shall be reinsured under this Agreement only if the original policy was reinsured with the LINCOLN; the amount of the reinsurance under this Agreement shall not exceed the amount of reinsurance of the original policy with the LINCOLN immediately prior to the new issue or change.

III.      PLACING REINSURANCE IN EFFECT

          A. To effect reinsurance, the REINSURED shall, within fifteen working days after the end of each month, mail to the LINCOLN a report in substantial accord with the appropriate forms of the Administrative Forms Schedule.

          B. The REINSURED shall send to the LINCOLN, within seven working days after the end of each quarter, a report in substantial accord with the appropriate forms of the Administrative Forms Schedule.

          C. When the REINSURED submits a risk to the LINCOLN for reinsurance upon a facultative basis, a facultative application for such reinsurance shall be made on a form in substantial accord with the appropriate form of the Administrative Forms Schedule. Copies of the original applications, all medical examinations, microscopical reports, inspection reports, and all other information which the REINSURED may have pertaining to the insurability of the risk shall accompany the application. Upon receipt of such application, the LINCOLN shall immediately examine the papers and shall notify the REINSURED of its underwriting action as soon as possible.

          D. All offers of reinsurance made by the LINCOLN under this Agreement shall, unless otherwise terminated by the LINCOLN, automatically terminate on the earlier of (a) the date the LINCOLN receives notice from the REINSURED of its withdrawal of its application and (b) the later of (i) the date 120 days after the date the offer was made by the LINCOLN and (ii) the date specified in the LINCOLN'S approval of a written request from the REINSURED to grant an extension of the offer.

IV.       COMPUTATION OF REINSURANCE PREMIUMS

          A. The premium to be paid to the LINCOLN for Life reinsurance shall be based on the joint equal age of the insureds under the policy and shall be the sum of:

               (1) the appropriate premium rate from the schedule of premiums in the Premium Schedule applied to the appropriate amount at risk reinsured; plus

               (2)     the appropriate policy fee as shown in the Premium
                       Schedule.

               The joint equal age shall be calculated by using the methodology set forth in Exhibit A.

          B. The portions of the reinsurance premiums described in the subparagraphs of the preceding section shall hereinafter be referred to as the basic premium.

          C. The premium charged the REINSURED for increases in reinsurance hereunder described in section D of the "REINSURANCE COVERAGE" article hereof shall be computed using the age and date of issue of the policy if the increase in face amount is not subject to approval of the

               REINSURED and using the age at and date of the increase if the increase in face amount is subject to the REINSURED'S approval.

          D. For technical reasons relating to the uncertain status of deficiency reserve requirements by the various state insurance departments, the Life reinsurance rates cannot be guaranteed for more than one year. On all reinsurance ceded at these rates, however, the LINCOLN anticipates continuing to accept premiums on the basis of the rates shown in the Premium Schedule.

V.        PAYMENT OF REINSURANCE PREMIUMS

          A. The REINSURED shall send the LINCOLN each month a report in substantial accord with the appropriate form in the Administrative Forms Schedule, showing all outstanding first-year policies for which the REINSURED'S records have been completed and all renewal reinsurance premiums on reinsurance policies having anniversaries in the preceding month.

          B. The amount due the LINCOLN shall accompany such report; if the amount is due the REINSURED, the LINCOLN shall remit such amount to the REINSURED within fifteen days of receipt of the report. Premiums for reinsurance hereunder are payable at the Home Office of the LINCOLN or any other location specified by the LINCOLN and shall be paid on an annual basis without regard to the manner of payment stipulated in the policy issued by the REINSURED.

          C. The payment of reinsurance premiums in accordance with the provisions of the preceding section shall be a condition precedent to the liability of the LINCOLN under reinsurance covered by this Agreement. In the event that reinsurance premiums are not paid as provided in the preceding section, the LINCOLN shall have the right to terminate the reinsurance under all policies having reinsurance premiums in arrears. If the LINCOLN elects to exercise its right of termination, it shall give the REINSURED thirty days' notice of its intention to terminate such reinsurance. If all reinsurance premiums in arrears, including any which may become in arrears during the thirty-day period, are not paid before the expiration of such period, the LINCOLN shall thereupon be relieved of future liability under all reinsurance for which premiums remain unpaid. Policies on which reinsurance premiums subsequently fall due will automatically terminate if reinsurance premiums are not paid when due as provided in section B of this article. The reinsurance so terminated may be reinstated at any time within sixty days of the date of termination upon payment of all reinsurance premium in arrears; but, in the event of such reinstatement, the LINCOLN shall have no liability in connection with any claims incurred between the date of termination and the date of reinstatement of the reinsurance. The LINCOLN'S right to terminate reinsurance as herein provided shall be without prejudice to its right to collect premiums for the period reinsurance was in force prior to the expiration of the thirty-day notice period.

          D. Any payment which either the REINSURED or the LINCOLN shall be obligated to pay to the other may be paid net of any amount which is then due and unpaid under this Agreement.

VI.       SETTLEMENT OF CLAIMS

          A. The REINSURED shall obtain proof of death upon the death of each insured. It shall investigate each death and assert any defenses from liability under the policy in accordance with its normal claims procedures. The REINSURED shall notify LINCOLN of each death. The LINCOLN shall pay its share of the net amount at risk under the policy after receiving proof of the deaths of all insureds. Copies of proofs or other documents bearing on such claim or proceeding shall be furnished to the LINCOLN when requested.

          B. The LINCOLN shall accept the good faith decision of the REINSURED in settling any claim or suit and shall pay, at its Home Office, its share of net reinsurance liability upon receiving proper evidence of the REINSURED'S having settled with the claimant. Payment of net reinsurance liability on account of death shall be made in one lump sum.

          C. If the REINSURED should contest or compromise any claim or proceeding and the amount of net liability thereby be reduced, or if at any time the REINSURED should recover monies from any third party in connection with or arising out of any claim reinsured by the LINCOLN, the LINCOLN'S reinsurance liability shall be reduced or the LINCOLN shall share in the recovery, as the case may be, in the proportion that the net liability of the LINCOLN bore to the total net liability existing as of the occurrence of the claim. As used in this section, "recovery" shall include, but not be limited to, settlements, judgments, awards and insurance payments of any kind.

          D. Any unusual expenses incurred by the REINSURED in defending or investigating a claim for policy liability or in taking up or rescinding a policy reinsured hereunder shall be participated in by the LINCOLN in the same proportion as described in section C, above.

          E. In no event shall the following categories of expenses or liabilities be considered, for purposes of this Agreement, as "unusual expenses" or items of "net reinsurance liability:"

               (1)     routine investigative or administrative expenses;

               (2) expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits which the REINSURED admits are payable;

               (3) expenses, fees, settlements, or judgments arising out of or in connection with claims against the REINSURED for punitive or exemplary damages; in determining the reason for the assessment of any damages, fees, or expenses against the REINSURED, the parties shall not be required to follow the reason indicated by the court which awarded such damages, fees, or expenses; rather, the parties shall act in good faith to determine the actual reason for the award;

               (4) expenses, fees, settlements, or judgments arising out of or in connection with claims made against the REINSURED and based on alleged or actual bad faith, failure to exercise good faith, or tortuous conduct; in determining the reason for the assessment of any damages, fees, or expenses against the REINSURED, the parties shall not be required to follow the reason indicted by the court which awarded such damages, fees, or expenses; rather, the parties shall act in good faith to determine the actual reason for the award;

          F. For purposes of this Agreement, penalties, attorney's fees, and interest imposed automatically by statute against the REINSURED and arising solely out of a judgment being rendered against the REINSURED in a suit for policy benefits reinsured hereunder shall be considered "unusual expenses."

          G. In the event that the amount of insurance provided by a policy or policies reinsured hereunder is increased or reduced because of a misstatement of age or sex established after the death of the insured, the net reinsurance liability of the LINCOLN shall increase or reduce in the proportion that the net reinsurance liability of the LINCOLN bore to the sum of the net retained liability of the REINSURED and the net liability of other reinsurers immediately prior to the discovery of such misstatement of age or sex. Reinsurance policies in force with the LINCOLN shall be reformed on the basis of the adjusted amounts, using premiums and reserves applicable to the correct age and sex. Any adjustment in reinsurance premiums shall be made without interest.

          H. The LINCOLN shall refund to the REINSURED any reinsurance premiums, without interest, unearned as of the date of death of the life reinsured hereunder.

          I. If the REINSURED pays interest from a specified date, such as the date of death of the insured, on the contractual benefit of a policy reinsured under this Agreement, the LINCOLN shall indemnify the REINSURED for the LINCOLN'S share of such interest. Interest paid by the LINCOLN under this section shall be computed at the same rate and commencing as of the same date as that paid by the REINSURED. The computation of interest paid by the LINCOLN under this section shall cease as of the earlier of (1) the date of payment of the LINCOLN'S share of reinsurance liability and
               (2) the date of termination of the period for which the REINSURED has paid such interest.

VII.      CONDITIONAL RECEIPT REINSURANCE

          A. Subject to the terms, conditions, and limits of this Agreement and provided the conditions set forth in section B of this article are fulfilled, LINCOLN shall reimburse the REINSURED for a claim in excess of the appropriate retention set forth in the Retention Schedule paid by the REINSURED pursuant to a conditional receipt, except that in no event shall LINCOLN'S liability pursuant to this article exceed one-third of $500,000.

          B. The following conditions must be satisfied in order for reinsurance of a conditional receipt to be effective:

               (1) the REINSURED must become liable for a claim pursuant to a conditional receipt issued in a form in conformity to the appropriate form of the Conditional Receipt Schedule of this Agreement; and

               (2) the conditional receipt must be given in return for an application on a policy form listed in the Subject Reinsurance Schedule, and which would bear a register date in the range set forth in the Subject Reinsurance Schedule; and

               (3) either the policy being applied for must qualify for automatic reinsurance or the REINSURED has not received a facultative offer of reinsurance on the application from another reinsurer which is a better offer than any facultative offer made by LINCOLN.

          C. If a policy is submitted to LINCOLN as facultative reinsurance and LINCOLN'S facultative offer is the best offer received by the REINSURED, the percentage specified in Section A, above, shall be increased to 100% with respect to any claim incurred pursuant to the conditional receipt after the date of LINCOLN'S offer.

VIII.     EXPERIENCE REFUNDS

          Reinsurance hereunder shall not be considered for experience refunds.

IX.       PREMIUM TAX REIMBURSEMENT

          When the LINCOLN is not required to pay state premium taxes upon reinsurance premiums received from the REINSURED, it shall reimburse the REINSURED for any such taxes the latter may be required to pay with respect to that part of the premiums received under the REINSURED'S original policies which is remitted to the LINCOLN as reinsurance premiums.

X.        POLICY CHANGES

          If a change is made in the policy issued by the REINSURED to the insured which affects reinsurance hereunder, the REINSURED shall immediately notify the LINCOLN of such change.

XI.       REINSTATEMENTS

          If a policy reinsured hereunder lapses for nonpayment of premium and is reinstated in accordance with its terms and the rules of the REINSURED, the LINCOLN shall automatically reinstate its reinsurance under such policy. The REINSURED shall mail notice of the reinstatement to the LINCOLN not later than the tenth working day after the reinstatement of the original policy. The REINSURED shall pay the LINCOLN all reinsurance premiums in arrears in connection with the reinstatement with interest at the same rate and in the same manner as the REINSURED received under its policy.

XII.      EXPENSES

          The REINSURED shall bear the expense of all medical examinations, inspection fees, and other charges incurred in connection with the original policy.

XIII.     REDUCTIONS

          A. Except as provided in section C of the "REINSURANCE COVERAGE" article hereof, if a portion of the insurance issued by the REINSURED on a life reinsured hereunder is terminated, reinsurance on that life hereunder shall be reduced as hereinafter provided to restore, as far as possible, the retention level of the REINSURED on the risk, provided, however, that the REINSURED shall not assume on any policy being adjusted as provided in this article an amount of insurance in excess of the higher of, for the retention category of that policy, (1) its retention limit at the time of the issue of that policy and (2) the retention limit of that policy as already adjusted by the provisions of the "INCREASE IN LIMIT OF RETENTION" article. The reduction in reinsurance shall first be applied to the reinsurance, if any, of the specific policy under which insurance terminated. The reinsurance of the LINCOLN shall be reduced by an amount which is the same proportion of the amount of reduction so applied as the reinsurance of the LINCOLN on the policy bore to the total reinsurance of the policy. The balance, if any, of the reduction shall be applied to reinsurance of other policies on the life, the further reduction, if any, in the reinsurance of the LINCOLN again being determined on a proportional basis.

          B. The LINCOLN shall return to the REINSURED any basic life reinsurance premiums, without interest thereon, paid to the LINCOLN for any period beyond the date of reduction of reinsurance hereunder.

XIV.      INSPECTION OF RECORDS

          The LINCOLN shall have the right at any reasonable time to inspect, at the office of the REINSURED, all books and documents relating to the reinsurance under this Agreement.

XV.       INCREASE IN LIMIT OF RETENTION

          A. The REINSURED may increase its limit of retention and may elect, subject to the other provisions of this article, to: (1) continue unchanged reinsurance then in force under this Agreement; (2) make reductions in both standard and substandard reinsurance then in force under this Agreement; or (3) make reductions in standard reinsurance then in force under this Agreement. The increased limit of retention shall be effective with respect to new reinsurance on the date specified by the REINSURED subsequent to written notice to the LINCOLN. Such written notice shall specify the new limit of retention, the effective date thereof, and the election permitted by the first sentence of this section. If the REINSURED makes election (2) or (3), the amount of reinsurance shall be reduced, except as hereinafter provided, to the excess, if any, over the REINSURED'S new limit of retention.

          B. No reduction shall be made in the amount of any reinsurance policy unless the REINSURED retained its maximum limit of retention for the plan, age, and mortality classification at the time the policy was issued, nor shall reductions be made unless held by the REINSURED at its own risk without benefit of any proportional or nonproportional reinsurance other than catastrophe accident reinsurance. No reduction shall be made in any class of reinsurance fully reinsured. The plan, age, and mortality classification at issue shall be used to determine the REINSURED'S new retention on any life on which reinsurance policies are reduced in accordance with the provisions of this article.

          C. The reduction in each reinsurance policy shall be effective upon the reinsurance renewal date of that policy first following the effective date of the increased limit of retention or upon the twentieth reinsurance renewal date of the reinsurance policy, if later. If there is reinsurance in other reinsurers on a life on whom a reinsurance policy will be reduced hereunder, the LINCOLN shall share in the reduction in the proportion that the amount of reinsurance of the LINCOLN on the life bore to the amount of reinsurance of other reinsurers on the life.

          D. In the event the REINSURED overlooks any reduction in the amount of a reinsurance policy which should have been made on account of an increase in the REINSURED'S limit of retention, the acceptance by the LINCOLN of reinsurance premiums under such circumstances and after the effective date of the reduction shall not constitute or determine a liability on the part of the LINCOLN for such reinsurance. The LINCOLN shall be liable only for a refund of premiums so received, without interest.

XVI.      ERRORS

          If either the REINSURED or the LINCOLN shall fail to perform an obligation under this Agreement and such failure shall be the result of an error on the part of the REINSURED or the LINCOLN, such error shall be corrected by restoring both the REINSURED and the LINCOLN to the positions they would have occupied had no such error occurred; an "error" is a clerical mistake made inadvertently and excludes errors of judgment and all other forms of error.

XVII.     ARBITRATION

          It is the intention of the REINSURED and the LINCOLN that the customs and practices of the insurance and reinsurance industry shall be given full effect in the operation and interpretation of this Agreement. The parties agree to act in all things with the highest good faith. If the REINSURED and the LINCOLN cannot mutually resolve a dispute which arises out of or relates to this Agreement, however, the dispute shall be decided through arbitration as set forth in the Arbitration Schedule. The arbitrators shall base their decision on the terms and conditions of this Agreement plus, as necessary, on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of the applicable law. There shall be no appeal from their decision, except that either party may petition a court having jurisdiction over the parties and the subject matter to reduce the arbitrator's decision to judgment.

XVIII.    CHOICE OF LAW AND FORUM

          Indiana law shall govern the terms and conditions of the Agreement. In the case of an arbitration, the arbitration hearing shall take place in Fort Wayne, Indiana, and the Indiana Uniform Arbitration Act shall control except as provided in the "ARBITRATION" article.

XIX.      INSOLVENCY

          A. In the event of the insolvency of the REINSURED, all reinsurance shall be payable directly to the liquidator, receiver, or statutory successor of said REINSURED, without diminution because of the insolvency of the REINSURED.

          B. In the event of the insolvency of the REINSURED, all reinsurance shall be payable directly to the liquidator, receiver, or statutory successor shall give the LINCOLN written notice of the pendency of a claim on a policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of any such claim, the LINCOLN may investigate such claim and interpose, in the name of the REINSURED (its liquidator, receiver, or statutory successor), but at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which the LINCOLN may deem available to the REINSURED or its liquidator, receiver, or statutory successor.

          C. The expense thus incurred by the LINCOLN shall be chargeable, subject to court approval, against the REINSURED as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the REINSURED solely as a result of the defense undertaken by the LINCOLN. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense shall be apportioned in accordance with the terms of the reinsurance agreement as though such expense had been incurred by the REINSURED.

          D. Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either the REINSURED or the LINCOLN with respect to this Agreement or with respect to any other claim of one party against the other are deemed mutual debts or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid.

XX.       PARTIES TO AGREEMENT

          This is an agreement for indemnity reinsurance solely between the REINSURED and the LINCOLN. The acceptance of reinsurance hereunder shall not create any right or legal relation whatever between the LINCOLN and the insured or the beneficiary under any policy reinsured hereunder.

XXI.      AGREEMENT

          This Agreement represents the entire contract between the REINSURED and the LINCOLN and supersedes, with respect to its subject, any prior oral or written agreements.

XXII.     EXECUTION AND DURATION OF AGREEMENT

          The provisions of this reinsurance agreement shall be effective with respect to policies for which the date on which application was first made to the REINSURED is on or after the first day of May, 1989, but in no event shall this Agreement become effective unless and until it has been duly executed by two officers of the LINCOLN and its Home Office in Fort Wayne, Indiana. This Agreement shall be unlimited as to its duration but may be terminated at any time, insofar as its pertains to the handling of new reinsurance thereafter, by either party giving three months' notice of termination in writing. The LINCOLN shall continue to accept reinsurance during the three months aforesaid and shall remain liable on all reinsurance granted under this Agreement until the termination or expiry of the insurance reinsured.

                           IN WITNESS WHEREOF the said

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

                                       of

                            Worcester, Massachusetts,

                                  and the said

                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                                       of

                              Fort Wayne, Indiana,

have by their respective officers executed and delivered these presents in duplicate on the dates shown below.

STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

Signed at  Worcester, MA

By /s/                                  By  /s/ Robert P. Mills, JR.
   ---------------------------------        ---------------------------------

Title VP & Actuary                      Title AVP & Actuary
      ------------------------------          -------------------------------

Date February 27, 1991                  Date February 26, 1991
     -------------------------------         --------------------------------

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Signed at Fort Wayne, Indiana

By /s/                                  By /s/
      ------------------------------          -------------------------------
            Vice President                           Assistant Secretary

Date 3-8-91                             Date March 7,1991
     -------------------------------         ------------------------------

                          SUBJECT REINSURANCE SCHEDULE

              Insurance Subject to Reinsurance under this Agreement

The REINSURED'S entire excess of its issues of the following plans bearing application dates in the range shown below to insureds having surnames beginning with the letters of the alphabet shown below.

A. Thirty-three and a third percent of the reinsurance the REINSURED cedes automatically of the insurance specified below shall be ceded under this agreement.

                                                          DATES                         LETTERS
                         PLAN                    FROM              THROUGH      FROM              THROUGH
                         ----                    ----              -------      ----              -------
     Inheiritage Last Survivor
       (Form 1020-89)                            05-01-89            --          A                    Z

     Last Survivor
       Exchange Option Rider                     05-01-89            --          A                    Z

B. One hundred percent of the reinsurance the REINSURED cedes facultatively of the insurance specified above shall be ceded under this agreement provided the REINSURED has accepted the LINCOLN'S offer to reinsure.

                               RETENTION SCHEDULE

                        Retention Limits of the REINSURED

The REINSURED'S retention shall equal the lowest amount which could be retained by the REINSURED taking into account amounts previously issued and retained on the healthier** of the lives insured under the Last Survivor policy.

                                                          LIFE
                                                          ----
                       STANDARD RISKS,
                       SPECIAL CLASSES                    SPECIAL CLASSES                    SPECIAL CLASSES
                      A, B, C, & D, AND                   E, F, & H, AND                     J, L, & P, AND
                        FLAT EXTRAS OF                    FLAT EXTRAS OF                     FLAT EXTRAS OF
    AGES              $10.00 OR LESS (a)                 $10.01-$20.00 (b)                   $20.01 AND OVER
    ----              ------------------                 -----------------                   ---------------
     0                    $  400,000                           $200,000                           $100,000
    1-17                     800,000                            600,000                            200,000
   18-60                   1,000,000                            700,000                            400,000
   61-70                     700,000                            500,000                            200,000
   71-75                     300,000                            200,000                            100,000
   76-80                     200,000                            100,000                             50,000

(a)  Spouse's Insurance Rider not available above Class D.

(b)  Term policies and Term Riders not available above Class H.

Notes:    (1)  The above maximum limits are also the maximums on any one life for all plans and riders combined.

          (2) There are conditions where the retention may be limited, such as in aviation, Armed Forces personnel, certain avocations, and medical classifications.

          (3)  The minimum size reinsurance case will be $25,000.

CIVILIAN AVIATION:

                  PASSENGERS                           UNDERWRITING ACTION                     RETENTION
                  ----------                           -------------------                     ---------
Company owned business planes
     To 200 hours annually                                  Standard                          $1,000,000
     Over 200 hours annually                        Individual Consideration*                    500,000

Charter Flying
     To 100 hours annually                                  Standard                             500,000
     Over 100 hours annually                        Individual Consideration*                    300,000

*Require complete details of type of planes and equipment, flying terrain and qualifications of pilots.

**If two insureds have the same underwriting class, the retention shall be the lowest amount which could be retained by the REINSURED.
  If two insureds have different underwriting classes, the retention shall be the amount for the better underwriting class, regardless of age.

                  PASSENGERS                           UNDERWRITING ACTION                     RETENTION
                  ----------                           -------------------                     ---------
Private business or pleasure
     To 100 hours annually                                  Standard                             500,000
     Over 100 hours annually                        Individual Consideration*                    300,000

Pilots and Crew Members                                                                          300,000

ARMED FORCES:

Active Duty personnel, Reserves
alerted, National Guard alerted,
ROTC final college year, West Point
Cadets, Annapolis Midshipmen, Air
Force and Coast Guard Academy Cadets

                     AGES                                  OFFICERS                      ENLISTED PERSONNEL*
                     ----                                  --------                      -------------------
                     0-24                                  $100,000                             $ 50,000
                    Over 24                                 150,000                              100,000

(Submarine Service, Hazardous Special
        Services, Paratroopers and Airborne
Infantry are not eligible.)

Doctors, Dentists, Allied Specialists                       200,000                                   --

Civilian participants in Reserve Programs entering on active duty for up to six months only, with remaining military service obligation to be completed in Ready
Reserve

                     AGES
                     ----
                      All                                   150,000                              100,000

*Enlisted Personnel (Pay Grades E-1 through E-3 are not eligible.)

CORONARY HISTORY: When a combination Table and Flat Extra rating is necessary.

                                        AGES                      RETENTION
                                        ----                      ---------
                                        0-60                     $300,000
                                       61-70                      150,000
                                       71-80                       50,000

*Require complete details of type of planes and equipment, flying terrain and qualifications of pilots.

**If two insureds have the same underwriting class, the retention shall be the lowest amount which could be retained by the REINSURED.
  If two insureds have different underwriting classes, the retention shall be the amount for the better underwriting class, regardless of age.

                                 LIMITS SCHEDULE

           Maximum Amounts which the REINSURED may cede Automatically*

                                      LIFE

To LINCOLN:

                  STANDARD RISKS,                                                                  OVER
                 SPECIAL CLASSES           SPECIAL CLASSES           SPECIAL CLASSES          SPECIAL CLASS P
                A, B, C, & D, AND           E, F, & H, AND           J, L, & P, AND            OR EQUIVALENT
                  FLAT EXTRAS OF            FLAT EXTRAS OF           FLAT EXTRAS OF             TOTAL EXTRA
  AGES              $0-$10.00               $10.01-$20.00            $20.01 AND OVER              PREMIUM
  ----              ---------               -------------            ---------------              -------
   0                $  800,000                $  400,000                 $ 200,000                  None
  1-17               1,600,000                 1,200,000                   400,000                  None
 18-60               2,000,000                 1,400,000                   800,000                  None
 61-70               1,400,000                 1,000,000                   400,000                  None
 71-75                 600,000                   400,000                   200,000                  None
 76-80                 400,000                   200,000                   100,000                  None
Over 80                 None                      None                      None                    None

To All Reinsurers:

                  STANDARD RISKS,                                                                  OVER
                  SPECIAL CLASSES           SPECIAL CLASSES          SPECIAL CLASSES          SPECIAL CLASS P
                 A, B, C, & D, AND          E, F, & H, AND           J, L, & P, AND            OR EQUIVALENT
                  FLAT EXTRAS OF            FLAT EXTRAS OF           FLAT EXTRAS OF             TOTAL EXTRA
  AGES              $0-$10.00               $10.01-$20.00            $20.01 AND OVER              PREMIUM
  ----              ---------               -------------            ---------------              -------
   0               $ 2,400,000               $ 1,200,000               $   600,000                  None
  1-17               4,800,000                 3,600,000                 1,200,000                  None
 18-60               6,000,000                 4,200,000                 2,400,000                  None
 61-70               4,200,000                 3,000,000                 1,200,000                  None
 71-75               1,800,000                 1,200,000                   600,000                  None
 76-80               1,200,000                   600,000                   300,000                  None
Over 80                None                       None                       None                   None

*There is no automatic reinsurance if either insured is deemed uninsurable. In determining whether the Last Survivor policy has satisfied all the conditions for automatic reinsurance coverage as set forth in section A of the "REINSURANCE LIMITS" article, the REINSURED may reinsure the policy automatically if both insureds, before age adjustments are made in accordance with the Premium Schedule, fall within appropriate age limits and mortality classes as specified above.

                          ADMINISTRATIVE FORMS SCHEDULE

                             Facultative Application

                              Policy Detail Report

                             Summary Premium Report

                                 Policy Exhibit

                            Quarterly Reserve Report

CHECK: __ Automatic or __ Facultative            TRANSACTION TYPE _____           APPLICATION TO:  LINCOLN
       __ MPR       or __ Coinsurance             (See Reverse Side)                               NATIONAL
       __ Medical   or __ Non-Medical                                                              LIFE INSURANCE
                                                                                                   COMPANY
                                                                                                   FORT WAYNE, INDIANA

--------------------------------------------------------------------------------------------------------------------------------
INSURED' NAME                    SEX       BIRTHDATE        BIRTH           RESIDENCE   OCCUPATION  ISSUE AGE         AGE BASIS
---------------------------------------------------------------------------------------------------------------------------------
JOINT INSURED                    SEX       BIRTHDATE        BIRTH           RESIDENCE   OCCUPATION  ISSUE AGE         JOINT AGE
---------------------------------------------------------------------------------------------------------------------------------
ORIGINAL POLICY NO.   ISSUE DATE       DATE OF APP     SHORT TERM FROM   PLAN(S)                    RATE BOOKED   RESERVE BASIS
---------------------------------------------------------------------------------------------------------------------------------
CEDING COMPANY                                                                          Check Reins. Prem. Type:  __SMOKER
                                                                                        __ NON-SMOKER __AGGREGATE __ OTHER PREF
---------------------------------------------------------------------------------------------------------------------------------

                                    LIFE
                          BASE PLAN    TERM RIDER       DIS          ADB               WILL POLICY CONTAIN:
PREVIOUS IN FORCE        $            $             $             $
                          ----------   ----------    ----------    ----------   ___  Aviation Exclusion Provision
PREVIOUS RETAINED                                                               ___  Guaranteed Insurability Option
                          ----------   ----------    ----------    ----------   ___  Increasing Insurance Rider
ISSUED THIS POLICY                                                              ___  Term Insurance Dividend Option
                          ----------   ----------    ----------    ----------        (is option limited to cash value___Yes___No)
RETAINED THIS POLICY
                          ----------   ----------    ----------    ----------
RATING, IF SUBSTANDARD
                          ----------   ----------    ----------    ----------
REINSURED THIS CESSION
                          ----------   ----------    ----------    ----------

                          FACULTATIVE UNDERWRITING DATA

Underwriting Papers:  Check Appropriate Column

                                                 DATA         NOT
                                   ATTACHED   OUTSTANDING   OBTAINED
                                   --------   -----------   --------
Application                        ________   ___________   ________
Examination                        ________   ___________   ________
   HOS                             ________   ___________   ________
   EKG(s)                          ________   ___________   ________
   X-Ray                           ________   ___________   ________
SMA - Blood Study                  ________   ___________   ________
   APS   Dr._____________          ________   ___________   ________
         Dr._____________          ________   ___________   ________
   IR                              ________   ___________   ________
Questionnaires                     ________   ___________   ________
Financial Data                     ________   ___________   ________
Other  (describe)______________    ________   ___________   ________

Reason for submitting Facultatively:

__   Over Automatic Limit                        __  Medical Reasons

__   Financial Reasons                           __  Other Non-Medical

     Describe:________________________________________________________________

Has money been accepted with the Application?    __  Yes    __  No

Is risk being submitted to other Reinsurers?     __  Yes    __  No

Other companion cases also submitted: _________________________________________

REMARKS:


NOTE: Unless otherwise stated, LNL's offer to reinsure is valid for 120 days from date of last facultative underwriting action.

                                   SCHEDULE C

*TRANSACTION TYPE MUST BE INDICATED                      Underwriter__________
                                                         Date_________________

                                  INSTRUCTIONS

               1. SUBMIT PART 1 WHEN MAKING FACULTATIVE APPLICATION.
               2. SUBMIT PART 2 WHEN MAKING FORMAL CESSION OF REINSURANCE TO
                  LINCOLN NATIONAL (NEW BUSINESS OR AMENDED CESSION) OR WITHDRAWING FACULTATIVE APPLICATION.
               3. RETAIN PART 3 FOR YOUR RECORDS.
               4. ON RPR CASES, PLEASE FURNISH THE DISABILITY PREMIUM PER UNIT
                  ON PARTS 2 & 3 IN THE REMARKS AREA.

                     TRANSACTION TYPE CODES AND DEFINITIONS

NEW COVERAGE

CODE         LITERAL                                  DEFINITION
NB -      New Business              New issues on which the underwriting is within
                                    the ceding company's requirements as per published guidelines.

SU -      New Business with         New issues for which the ceding company has a program to use
          Special Underwriting      modified underwriting requirements (e.g., a Special Replacement Program).

CONTINUATION OF COVERAGE - A "continuation" of a policy is a new policy replacing a policy issued earlier by the client ("original policy") or a change in an existing policy issued or made either:

          (a) in compliance with the terms of the original policy (such as a conversion of a term policy or the use of first-year rates for a re-entry term product)

                                       OR

          (b) without the same new underwriting information the client would obtain in the absence of the original policy, without a suicide exclusion or contestable period as long as those contained in new issues by the client, or without the payment of the same first-year commissions payable in the absence of the original policy.

EX -  Exchange              A policy which is replacing a policy previously
                            issued by the ceding company and for which the company does not obtain Full Evidence of Insurability requirements as per published underwriting guidelines it would obtain the absence of the replaced policy. (Indicate effective date in remarks area).

CN -  Conversion            A newly issued policy based on a contractual
                            provision contained in the previous policy with limited or no evidence of insurability. (Indicate effective date and other pertinent data in the remarks area).

RT -  RE-Entry Term         A contractual privilege which allows the insured
                            to present evidence of insurability to obtain a new first year premium at his then attained age
                            (based on same plan of insurance originally issued).

OR -  Other Reissues        All other reissues not considered to be exchanges,
                            conversions, or re-entries (e.g., reduction in amount, rating reduction, return to first-year premium, adding or terminating benefits, etc.).
                            (Indicate effective date and other pertinent data in the remarks area).

OT -  Other                 MUST explain in remarks area.

                               SCHEDULE C, PART I

                              POLICY DETAIL REPORT

                               ____________, 20__

                            RISK PREMIUM REINSURANCE

For each policy show:

1.    Full name of insured
2.    Sex
3.    Date of Birth
4.    Joint Insured (when applicable)
      - Full name
      - Sex
      - Date of Birth
5.    Amount of Previous In-force within Client Company
6.    Amount of Previous Retention
7.    Amount of New Policy
8.    Amount of New Retention
9.    Amount of New Reinsurance Ceded to LINCOLN
10.   Policy Number
11.   Plan and/or Plan Code
12.   Issue Date
13.   Transaction Code
14.   Automatic/Facultative Indicator
15.   Underwriting Basis
16.   Rating
17.   Foreign Currency Code
18.   Par/Non Par Indicator
19.   Current Premiums
      (a) Standard Life
      (b) Substandard Table Extras
      (c) Substandard Flat Extras
      (d) Accidental Death Benefits
      (e) Waiver of Premium
20.   Total Premium Due
21.   Current Net Amount at Risk
22.   Current Policy Fee
23.   Mode Indicator

Please provide separate reports for first year and renewal reinsurance.

                               SCHEDULE C, PART II

                             SUMMARY PREMIUM REPORT

                               ____________, 19__

                            RISK PREMIUM REINSURANCE

Total first year basic Life Premium
                                                         ----------------------
Total first year Policy Fees
                                                         ----------------------
Total first year Disability Premiums
                                                         ----------------------
Total first year Accidental Death Benefit Premiums
                                                         ----------------------
         Total first year Premiums Due
                                                         ----------------------


Total renewal basic Life Premiums
                                                         ----------------------
Total renewal Policy Fees
                                                         ----------------------
Total renewal Disability Premiums
                                                         ----------------------
Total renewal Accidental Death Benefit Premiums
                                                         ----------------------
         Total renewal Premiums Due
                                                         ----------------------


                                       Grand Total
                                                         ----------------------

                              SCHEDULE C, PART III

                                 POLICY EXHIBIT

                               ____________, 20__

                            RISK PREMIUM REINSURANCE

     ----------------- CURRENT PERIOD------------------

                                         NUMBER            AMOUNT
                                       OF POLICIES     OF REINSURANCE
                                       -----------     --------------
In-force Beg. of Period
Issues-Automatic
Issues-Facultative
Cancellations (NTO's)
Reinstates from Cancels
Other Increases
(Include other reinstatements)
     Total Increases
Deaths
Recaptures
Expiries & Maturities
Lapses & Surrenders
Other Decreases in Coverage
     Total Decreases
In-force:  End of Period

                      ----------- YEAR-TO-DATE ------------

                                         NUMBER           AMOUNT
                                       OF POLICIES    OF REINSURANCE
                                       -----------    --------------
In-force Beg. of Period
Issues-Automatic
Issues-Facultative
Cancellations (NTO's)
Reinstates from Cancels
Other Increases
(Include other reinstatements)
     Total Increases
Deaths
Recaptures
Expiries & Maturities
Lapses & Surrenders
Other Decreases in Coverage
     Total Decreases
In-force: End of Period

                               SCHEDULE C, PART IV

                            QUARTERLY RESERVE REPORT

              MEAN RESERVES AS OF END OF ____________ QUARTER, 20__

                            RISK PREMIUM REINSURANCE

              Life                            _____________________

              Accidental Death Benefits       _____________________

              Waiver of Premium               _____________________

              Mortality Table                 _____________________

              Rate of Interest                _____________________

                          CONDITIONAL RECEIPT SCHEDULE

                               Conditional Receipt

CONDITIONAL RECEIPT FOR
ADVANCE PAYMENT OF PREMIUM                       WORCESTER, MASSACHUSETTS 01605

NO. 51065

         STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA (THE "COMPANY")

         SMA LIFE ASSURANCE COMPANY (THE "COMPANY")
                         (check one)

Advance payment of $_______________ (Life) $_______________ (Health) on
_______________ (date) with the application for insurance has been received on the life of _______________________________, the proposed insured. This receipt bears the same serial numbers as the application.

                               Received for the Company by _____________________

                         CONDITIONAL INSURANCE AGREEMENT

THERE IS NO INSURANCE UNDER THIS AGREEMENT UNTIL ALL THE CONDITIONS HAVE BEEN
MET.

                                     GENERAL

DEFINITIONS

"Underwriting Date" means the date of Part I, Part II, the Conditional Receipt or the Medical Exam, whichever date is later. if an Other Insured Rider is applied for, the "Underwriting Date" for coverage on the Other Insured is the later of the date of the Conditional Receipt, the Part IA or the Medical Exam if required.

"Insurable on a standard basis" means acceptable under the Company's underwriting rules for the plan and amount of insurance applied for without any additional premium charge or restrictive rider.

"Insurable on a non-standard basis" means acceptable for the type of insurance applied for under the Company's underwriting rules but not on a standard basis.

GENERAL

Any check or draft is accepted subject to collection. No agent or broker is authorized to amend, alter, or modify the terms of this agreement. All statements in the application are representations, not warranties. If you do not hear from us within 60 days of the date of this agreement, please write to us without delay, stating the facts concerning the application. Our address is 440 Lincoln Street, Worcester, MA 01605.

                              CONDITIONS TO BE MET

CONDITIONS PRECEDENT

The following conditions precedent must be met before we have any liability under this agreement other than the return of the premium received:

     1. The application must be completed and signed by the proposed insured(s) and the owner, if not the insured.

     2. The proposed insured(s) must be insurable on either a standard or non-standard basis on the underwriting date if life insurance only is applied for. The proposed insured(s) must be insurable on a standard basis on the underwriting date for any health insurance.

     3. The proposed insured(s) must be under the age of 71 for life insurance and under the age of 61 for health insurance.

     4. The proposed insured(s) must have undergone a medical exam if required by us.

     5. If the date of the Conditional Receipt is later than the date of Part II and Part 1A (if applicable), the proposed insured must not have consulted or been treated by any physician or practitioner of any healing art nor had any tests listed in the application since the completion of Part II and Part IA.

If all of the above conditions have been met, some insurance will be provided under this agreement. However, the insurance will be subject to all of the further provisions of this agreement.

INSURANCE NOT IN FORCE. If application is made for both health and life insurance, no health insurance will be in force on any proposed insured who is insurable on a non-standard basis.

If a person proposed for life insurance is not insurable on either a standard or a non-standard basis, no life or health insurance will be in force.

                                    BENEFITS

AMOUNT OF INSURANCE-LIFE. If a proposed insured is insurable on a standard basis, the death benefit provided under this agreement will be the lesser of the amount applied for or the limit described below.

If a proposed insured is insurable on a non-standard basis which requires a higher premium than the premium on the policy applied for, the amount of the death benefit will be reduced. The reduced benefit will be in the same ratio to the amount applied for as the premium paid with this receipt is to the total premium that would be required on the plan the Company is willing to issue; but in no event more than the maximum limit set forth below.

If the proposed insured is insurable on a non-standard basis which does not require a higher premium, the death benefit provided under this agreement will be the lesser of the following:

     (a) the amount applied for;
     (b) the maximum limit applicable to the proposed insured; and
     (c) the premium paid if the proposed insured's death comes within the terms of the restrictive rider would have been attached to the policy when used.

MAXIMUM LIMIT-LIFE INSURANCE. The maximum limit under this agreement for life insurance, including accidental death benefit, is an amount which when added to any death benefit provided under any life insurance policy or conditional insurance agreement having a date of issue or underwriting date respectively within 90 days prior to the underwriting date of this agreement does not exceed the following applicable amounts:

     (a) If insurable on a standard basis, for issue ages 0 through 15, $50,000; 16 through 60, $500,000; 61 through 65, $250,000; 66 through 70,
         $100,000; 71 and over, none.

     (b) If insurable on a non-standard basis, for issue ages 0 through 15 $25,000; 16 through 60, $250,000; 61 through 65, $125,000; 66 through
         70, $50,000; 71 and over, none.

The maximum limit will not be increased because payment has been made to the Company which is larger than the premium required for such reduced insurance. Upon due proof of the death of the proposed insured that portion of the premium paid for any excess insurance shall be paid to the beneficiary named in this application.

SUICIDE EXCLUSION. If the proposed insured commits suicide while this agreement is in force, the Company's liability will be limited to the return of the premium paid.

AMOUNT OF INSURANCE-HEALTH. If the proposed insured becomes totally disabled as defined in the policy, the maximum monthly benefit will be the lesser of the amount applied for and the maximum limit set forth below.

MAXIMUM LIMIT-HEALTH INSURANCE. The maximum limit under this agreement for monthly indemnity is an amount which, when added to any monthly indemnity provided by the Company under any health insurance policy or conditional insurance agreement having a date of issue or underwriting date respectively within 90 days prior to this agreement, does not exceed the lesser of:

     (a) $2,000; and
     (b) the published limit of the Company in effect on the underwriting date.

Such health insurance will be subject to the elimination period elected in the application, if any. Benefits will be payable for no more than 24 months or the benefit period applied for, if less. Any such insurance in excess of the maximum limit shall be void and all premiums paid for such excess shall be returned.

The maximum limit under this agreement for any health insurance other than monthly indemnity will be the lesser of the amount applied for and the applicable published limit of the Company in effect on the underwriting date of this agreement.

                                   TERMINATION

TERMINATION. This agreement may be terminated at any time prior to incurrence of a claim. The Company's sole liability shall be limited to the refund of the premium paid. Such termination will occur on the earliest of the following:

     1. The delivery of the insurance issued on this application.
     2. The date the Company mails a termination notice with a refund of your payment to you.
     3. Ninety days after the underwriting date.

                            PREMIUM SCHEDULE, PART I

                            FULLY UNDERWRITTEN ISSUES

           Last Survivor Policies When All Lives are Deemed Insurable

    I. Reinsurance Premium Rates for Reinsurance Not in Excess of $5,000,000

For reinsurance not in excess of $5,000,000 on any one life, the reinsurance premium shall be based on a Joint Equal Age of the insureds under the policy and the attached Premium Rate Schedule labeled "Exhibit 5." The Joint Equal Age shall be calculated by using the methodology set forth in Exhibit A.

      II. Reinsurance Premium Rates for Reinsurance in Excess of $5,000,000

For reinsurance in excess of $5,000,000 on any one life, the reinsurance premium shall be based on a Joint Equal Age of the insureds under the policy and the appropriate rates charged the insured per thousand of the net amount at risk times 108%. The appropriate rate shall be based on the attached Premium Rate Schedule labeled "Exhibit 5."

                    III. Last Survivor Exchange Option Rider

The reinsurance premium shall be based on a Joint Equal Age of the insureds under the policy and the appropriate rates labeled "Joint and Last Survivor Split Option Premiums" as shown in the attached Premium Rates Schedule labeled "Exhibit 7" per thousand of the yearly amount at risk.

NOTE: The amount of reinsurance not in excess of $5,000,000 shall be equal to $5,000,000 less the highest amount of reinsurance previously inforce on either life.

      The amount of reinsurance in excess of $5,000,000 shall be equal to the amount of reinsurance on this cession less the amount of reinsurance not in excess of $5,000,000.

                                IV. Continuations

                   CONTINUATIONS TO ISSUES REINSURED HEREUNDER

There shall be no continuations to policy forms reinsured under the Agreement.

                  CONTINUATIONS FROM ISSUES REINSURED HEREUNDER

A. The reinsurance premiums for continuations of policies that result from the exercise of a Joint Last Survivor Split Option reinsured under this Agreement shall be described in the agreement which covers the new policy, provided however, that the policies were issued in accordance with the REINSURED'S Guidelines for Joint Last Survivor Split Option, attached hereto; unless that agreement specifies otherwise, the policy duration attained age of the insured, for purposes of calculating such premiums, shall be as determined as though the continuations were issued on the same date at the same issue age as the original policy. If no such agreement is in effect between the LINCOLN and the REINSURED, reinsurance shall continue hereunder.

B. For all other continuations, the reinsurance premium for continuations of policies reinsured under this Agreement shall be as described in the agreement which covers the new policy; unless that agreement specifies otherwise, the policy duration and attained age of the insured, for purposes of calculating such premiums, shall be determined as though the continuations were issued on the same date and at the same issue age as the original policy. If no such agreement is in effect between the LINCOLN and the REINSURED, reinsurance shall continue hereunder.

                             CONTINUATION POLICY FEE

If the premium scale applicable to a continuation contains a policy fee, a continuation shall, for purposes of determining the policy fee only and notwithstanding the method prescribed for calculating the basic premium, be considered a renewal if the REINSURED has paid the LINCOLN a first-year policy fee on reinsurance of the original policy and as a new issue if the REINSURED has not paid the LINCOLN a policy fee on reinsurance of the original policy.

                                    EXHIBIT A

                  Calculation of Joint and Last Survivor Rates
                   Exhibit 1 (Age Rate-Ups for Table Ratings)
               Exhibit 2 (Age Rate-Ups for Permanent Flat Extras)
            Exhibit 3 (Age Rate-Ups for 5-Year Temporary Flat Extras)
                        Exhibit 4 (Joint Equal Age Table)

SUBJECT:  CALCULATION OF JOINT AND LAST SURVIVOR RATES

Here are the steps necessary to look up the J&LS premium rates:

1.    Apply the 5-year setback to change female ages to male ages.

2. Use Exhibits 1, 2 and 3 to rate-up male ages for table ratings and flat extras.

3. Use Exhibits 4 to determine the joint equal age, with the age difference based on the ages resulting from steps 1 and 2.

4.    Use the joint equal age to find the proper J&LS premium rates in Exhibit
      5. Separate rates are provided for nonsmoker/nonsmoker, smoker/smoker and nonsmoker/smoker combinations.

5. Multiply the rate times the face amount and add the policy fee ($25.00) to arrive at the correct premium.

                                    EXHIBIT 1

                         AGE RATE-UPS FOR TABLE RATINGS

               TABLE              EXTRA              AGE
              RATING            MORTALITY          RATE-UP
              ------            ---------          -------
                 1                   25%              +3

                 2                   50                5

                 3                   75                7

                 4                  100                8

                 5                  125               10

                 6                  150               11

                 8                  200               14

                10                  250               15

                12                  300               16

                14                  350               18

                16                  400               19

                20                  500               21

                                    EXHIBIT 2

                     AGE RATE-UPS FOR PERMANENT FLAT EXTRAS

                                    ------------------------------ AGE RATE-UPS--------------------------------
NONSMOKER          SMOKER
AGE GROUP*       AGE GROUP*         2.50          5.00          7.50         10.00         15.00         20.00
----------       ----------         ----          ----          ----         -----         -----         -----
  0-22              0-17             +20           +27           +32           +36            +42           +46

 23-27             18-22              12            18            23            26             32            36

 28-32             23-24               9            15            19            22             28            32

 33-37             25-27               7            12            15            18             24            28

 38-42             28-32               6            10            13            15             20            24

 43-47             33-37               5             8            11            13             17            20

 48-52             38-42               4             6             9            11             14            17

 53-57             43-52               3             5             7             9             11            14

 58-62             53-57               2             4             5             7              9            11

 63-67             58-62               2             3             4             5              7             9

 68-72             63-67               1             2             3             4              5             7

 73-80             68-80               1             2             3             3              4             5

*Adjust age for 5-year setback for females before using this table.

                                    EXHIBIT 3

                  AGE RATE-UPS FOR 5-YEAR TEMPORARY FLAT EXTRAS

                                    ------------------------------ AGE RATE-UPS--------------------------------
NONSMOKER          SMOKER
AGE GROUP*       AGE GROUP*         2.50          5.00          7.50         10.00         15.00         20.00
----------       ----------         ----          ----          ----         -----         -----         -----
  0-22              0-17             +13           +17           +21           +24            +28           +32

 23-27             18-22               6            10            13            15             19            23

 28-32             23-24               4             8            10            12             16            19

 33-37             25-27               3             6             8            10             13            16

 38-42             28-32               3             5             6             8             10            13

 43-47             33-37               2             4             5             7              8            11

 48-52             38-42               2             3             4             6              7             9

 53-57             43-47               2             3             4             5              6             7

 58-62             48-52               1             2             3             4              5             6

 63-67             53-57               1             2             3             3              4             5

 68-72             58-62               1             1             2             2              3             4

 73-80             63-80               1             1             2             2              3             3

*Adjust age for 5-year setback for females before using this table.

For temporary flat extras less than 5 years, pro-rate the above age rate-ups. For 10-year temporary flat extras, use the average of the above rate-ups and those for permanent flat extras.

                                    EXHIBIT 4

                              JOINT EQUAL AGE TABLE

                          AGE                  ADDITION TO
                       DIFFERENCE              YOUNGER AGE
                       ----------              -----------
                             0                       0

                         1 - 2                       1

                         3 - 4                       2

                         5 - 6                       3

                         7 - 8                       4


                        9 - 10                       5

                       11 - 12                       6

                       13 - 15                       7

                       16 - 18                       8

                       19 - 21                       9


                       22 - 24                      10

                       25 - 28                      11

                       29 - 32                      12

                       33 - 36                      13

                       37 - 40                      14


                       41 - 44                      15

                       45 - 48                      16

                       49 - 52                      17

                       53 - 56                      18

                       57 - 60                      19

To determine the Joint Equal Age, figure the age difference, look up the "Addition to Younger Age" in this table and add it to the younger age.

                                    EXHIBIT 5

                      JOINT AND LAST SURVIVOR PREMIUM RATE
                         MALE NONSMOKER, MALE NONSMOKER

                               OMITTED (27 PAGES)

                                    EXHIBIT 6

                     SINGLE LIFE MORTALITY RATES - NONSMOKER
                         5 YEAR AGE SETBACK FOR FEMALES

                                OMITTED (4 PAGES)

                         GUIDELINES FOR JLS SPLIT OPTION

1. Each insured must be rated no higher than Table 8 (300% of standard mortality) for the split option to be reinsured. Use a conversion factor of "1 table = $2.50/1000" to convert flat extras to table ratings to check this restriction.

2. In the event of divorce, no more than a 6 month window must be allowed to exercise the split option.

3. The new policies issued as a result of the split option must have a combined premium that exceeds the JLS policy's premium.

4. The face amount of each new policy must be no more than 50% of the JLS policy's face amount.

5. The new policies will be reinsured on a YRT basis using point-in-scale rates measured from the issue date of the original JLS policy. The YRT premium rates will equal the single-life mortality rates (contained in Exhibit 6) that were used to construct the JLS premium rates.

6. A level annual premium will be paid for the split option. The split option rates are contained in Exhibit 7.

                                    EXHIBIT 7

                  Joint and Last Survivor Split Option Premiums
                                ANB, Policy Year
         (Premium Rate is level for renewal years and zero first year)*

                   JEA             NS/NS          NS/SM          SM/SM
                   ---             -----          -----          -----
                    25             0.14           0.16           0.19
                    26             0.15           0.17           0.20
                    27             0.16           0.18           0.22
                    28             0.17           0.19           0.23
                    29             0.18           0.20           0.24

                    30             0.19           0.22           0.25
                    31             0.20           0.23           0.27
                    32             0.21           0.24           0.28
                    33             0.22           0.25           0.30
                    34             0.24           0.27           0.32

                    35             0.25           0.28           0.34
                    36             0.26           0.30           0.36
                    37             0.28           0.32           0.38
                    38             0.30           0.34           0.40
                    39             0.31           0.36           0.42

                    40             0.33           0.38           0.45
                    41             0.35           0.40           0.47
                    42             0.37           0.42           0.50
                    43             0.39           0.45           0.53
                    44             0.42           0.48           0.56

                    45             0.44           0.51           0.60
                    46             0.47           0.54           0.63
                    47             0.50           0.57           0.67
                    48             0.53           0.60           0.71
                    49             0.56           0.64           0.76

                    50             0.60           0.68           0.80
                    51             0.63           0.72           0.85
                    52             0.67           0.77           0.90
                    53             0.72           0.82           0.96
                    54             0.76           0.87           1.02

                    55             0.81           0.92           1.08
                    56             0.86           0.98           1.15
                    57             0.92           1.04           1.22
                    58             0.98           1.11           1.29
                    59             1.04           1.18           1.38

                  Joint and Last Survivor Split Option Premiums
                                ANB, Policy Year
         (Premium Rate is level for renewal years and zero first year)*

              JEA            NS/NS           NS/SM          SM/SM
              ---            -----           -----          -----
               60             1.11           1.26           1.46
               61             1.19           1.34           1.55
               62             1.27           1.43           1.65
               63             1.35           1.52           1.76
               64             1.44           1.62           1.87

               65             1.54           1.73           1.98
               66             1.65           1.84           2.11
               67             1.76           1.96           2.24
               68             1.89           2.10           2.38
               69             2.02           2.24           2.54

               70             2.16           2.39           2.70
               71             2.31           2.55           2.87
               72             2.48           2.73           3.06
               73             2.66           2.91           3.25
               74             2.85           3.11           3.46

               75             3.05           3.33           3.68
               76             3.27           3.55           3.91
               77             3.50           3.79           4.15
               78             3.76           4.04           4.40
               79             4.03           4.31           4.67

               80             4.32           4.61           4.96

*For example, 2 nonsmokers with a JEA-55 have a split option premium per $1,000 of $0.00 in the first year and $0.81 in all renewal years.

                            PREMIUM SCHEDULE, PART II

                    Reinsurance Premium Rates for reinsurance
                in which one life is determined to be uninsurable

                            FULLY-UNDERWRITTEN ISSUES

                                    Standard

The reinsurance premium rates to be applied to issues of the REINSURED'S Inheiritage Last Survivor (Form 1020-89) plan when one life is deemed uninsurable (has a table rating greater than Table P) shall be the attached rates labeled "Exhibit 6" per thousand of the yearly net amount at risk. The reinsurance premium shall be computed on the age and premium rates applicable to the insurable life.

                                Substandard Risks

The substandard table extra premiums shall be the number of tables assessed the risk times 25% of the attached appropriate standard rates times the above percentage.

                              ARBITRATION SCHEDULE

To initiate arbitration, either the REINSURED or the LINCOLN shall notify the other party in writing of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The party to which the notice is sent shall respond to the notification in writing within ten (10) days of its receipt.

The arbitration hearing shall be before a panel of three arbitrators, each of whom must be a present or former officer of a life insurance company. An arbitrator may not be a present or former officer, attorney, or consultant of the REINSURED or the LINCOLN or either's affiliates.

The REINSURED and the LINCOLN shall each name five (5) candidates to serve as an arbitrator. The REINSURED and the LINCOLN shall each choose one candidate from the other party's list, and these two candidates shall serve as the first two arbitrators. If one or more candidates so chosen shall decline to serve as an arbitrator, the party which named such candidate shall add an additional candidate to its list, and the other party shall again choose one candidate from the list. This process shall continue until two arbitrators have been chosen and have accepted. The REINSURED and the LINCOLN shall each present their initial lists of five (5) candidates by written notification to the other party within twenty-five (25) days of the date of the mailing of the notification initiating the arbitration. Any subsequent additions to the list which are required shall be presented within ten (10) days of the date the naming party receives notice that a candidate that has been chosen declines to serve.

The two arbitrators shall then select the third arbitrator. If the two arbitrators cannot agree on the choice of a third, then a third arbitrator shall be appointed in accordance with the Indiana Uniform Arbitration Act, Burns Ind. Code Ann. 34-4-2-4. Once chosen, the arbitrators are empowered to decide all substantive and procedural issues by a majority of votes.

It is agreed that each of the three arbitrators should be impartial regarding the dispute and should resolve the dispute on the basis described in the "ARBITRATION" article. Therefore, at no time will either the REINSURED or the LINCOLN contact or otherwise communicate with any person who is to be or has been designated as a candidate to serve as an arbitrator concerning the dispute, except upon the basis of jointly drafted communications provided by both the REINSURED and the LINCOLN to inform those candidates actually chosen as arbitrators of the nature and facts of the dispute. Likewise, any written or oral arguments provided to the arbitrators concerning the dispute shall be coordinated with the other party and shall be provided simultaneously to the other party or shall take place in the presence of the other party. Further, at no time shall any arbitrator be informed that the arbitrator has been named or chosen by one party or the other.

The arbitration hearing shall be held on the date fixed by the arbitrators. In no event shall this date be later than six (6) months after the appointment of the third arbitrator. As soon as possible, the arbitrators shall establish prearbitration procedures as warranted by the facts and issues of the particular case. At least ten (10) days prior to the arbitration hearing, each party shall provide the other party and the arbitrators with a detailed statement of the facts and arguments it will present at the arbitration hearing. The arbitrators may consider any relevant evidence; they shall give the evidence such weight as they deem it entitled to after consideration of any objections raised concerning it. The party initiating the arbitration shall have the burden of proving its case by a preponderance of the evidence. Each party may examine any witnesses who testify at the arbitration hearing. Within twenty (20) days after the end of the arbitration hearing, the arbitrators shall issue written opinion regarding facts and opinion. The arbitrators shall issue a written decision that sets forth their findings and any award to be paid as a result of the arbitration, except that the arbitrators may not award punitive or exemplary damages. In their decision, the arbitrators shall also apportion the costs of arbitration, which shall include, but not be limited to, their own fees and expenses.

                                    AMENDMENT

           to the Risk Premium Reinsurance Agreement (the "Agreement")
                         effective May 1, 1989, between

   STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA of Worcester, Massachusetts,

                   hereinafter referred to as the "REINSURED,"

                                       and

       THE LINCOLN NATIONAL LIFE INSURANCE COMPANY of Fort Wayne, Indiana,

                    hereinafter referred to as the "LINCOLN."

     1. It is hereby agreed that on and after the first day of May, 1989, conversions of the following policies, issued by the REINSURED and reinsured with the LINCOLN, to the REINSURED'S Last Survivor plan shall be reinsured under the Agreement.

   DURATION
      AT          AGE AT                              DATE OF     REINSURANCE       REINSURED'S      CONVERSION
  CONVERSION       ISSUE             INSURED           BIRTH         AMOUNT        POLICY NUMBER        DATE
  ----------       -----             -------           -----         ------        -------------        ----
       6            55      Adrian Chapman           09-20-28     $   666,667       L486298-99        10-28-89
       6            52      Gloria Chapman           07-30-31         666,667       L486298-99        10-28-89
       8            47      Joyce Gunter             06-25-35          71,667       L489956-90        12-20-89
       8            41      Ronda Gunter             11-29-40          71,667       L489956-90        12-20-89
       5            55      Israel Lefkowitz         02-13-30       1,100,000       L500974-90        05-18-90
       5            46      Shoshana Lefkowitz       11-27-38       1,100,000       L500974-90        05-18-90
       6            41      Kenneth R. Robinson      06-13-43         500,000       L489999-99        12-16-89
       6            39      Margaret B. Robinson     02-22-45         500,000       L489999-99        12-16-89
       4            66      Carol B. Fischer         06-28-20         250,000       L508384-90        07-08-90
       4            69      S. Greenhoot Fischer*    01-09-18         250,000       L508384-90        07-08-90
       3            63      Joseph Rumore            09-24-24         266,667       L498796-90        07-25-90
       3            63      Gloria Rumore            01-27-25         266,667       L498796-90        07-25-90
       5            40      Jeffrey Mamorsky         02-26-46         601,933       L505047-90        09-25-90
       5            35      Debra Mamorsky           04-26-51         601,933       L505047-90        09-25-90
       6            63      Milt Surrey              03-18-22         333,333       L501287-90        06-05-90
       6            60      Eleanor Surrey           06-07-25         333,333       L501287-90        06-05-90

*Mortality rating of 300%.

     2. The REINSURED'S retention limit for the Last Survivor plan shall be the same as under the Agreement.

     3. The reinsurance premium for such conversions shall be as shown in the Premium Schedule, Parts I and II, of the Agreement and shall be determined by using (a) the duration calculated from the issue date of the original policy and
(b) the insured's age at the issue date of the original policy.

     4. The reference above to a specific policy is for purposes of description only; such reference shall not create any relationship between the policyholder, beneficiary, or insured of that policy and the LINCOLN, and such reference shall not create any rights in any party other than the REINSURED and the LINCOLN.

          It is expressly understood and agreed that the provisions of this amendment shall be subject to all the terms and conditions of the Agreement of which this amendment is a part which do not conflict with the terms hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

Signed at Worcester, MA

By /s/                            By /s/ Robert P. Mills, Jr.
   ----------------------------      -----------------------------

Title VP & Actuary                Title AVP & Actuary
      -------------------------      -----------------------------

Date July 27, 1991                Date July 22, 1991
     --------------------------      -----------------------------

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Signed at Fort Wayne, Indiana

By /s/                            By /s/
   ----------------------------      -----------------------------
         Vice President                   Assistant Secretary

Date 8/7/91                       Date August 7, 1991
     --------------------------        ---------------------------

                                    AMENDMENT

           to the Risk Premium Reinsurance Agreement (the "Agreement")
                         effective May 1, 1989, between

   STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA of Worcester, Massachusetts,

                   hereinafter referred to as the "REINSURED,"

                                       and

       THE LINCOLN NATIONAL LIFE INSURANCE COMPANY of Fort Wayne, Indiana,

                    hereinafter referred to as the "LINCOLN."

     1. On and after the first day of May, 1989, paragraph F shall be added to the "REINSURANCE LIMITS" article under the Agreement and shall read as follows:

          "F. Provided the requirements in subparagraphs 3 through 6 section A of this article are met, whenever the REINSURED retains less then its maximum retention limit for the plan, age and mortality classification, it may cede and the LINCOLN shall accept automatically amounts equal to 100% of the amount retained by the REINSURED on the policy. Such business shall be referred to as "Special Automatic Reinsurance."

     2. The provisions of this amendment shall be subject to all the terms and conditions of the Agreement which do not conflict with the terms hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

Signed at Worcester, MA

By /s/                                  By /s/ Robert P. Mills, Jr.
   -------------------------------         -------------------------------

Title VP & Actuary                      Title AVP & Actuary
      ----------------------------            ----------------------------

Date 1/13/92                            Date January 13, 1992
     -----------------------------           -----------------------------

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Signed at Fort Wayne, Indiana

By /s/                                  By /s/
   -------------------------------         -------------------------------
           Vice President                          Assistant Secretary

Date 1-22-92                            Date January 21, 1992
     -----------------------------           -----------------------------

                                    AMENDMENT

           to the Risk Premium Reinsurance Agreement (the "Agreement")
                         effective May 1, 1989, between

   STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA of Worcester, Massachusetts,

                   hereinafter referred to as the "REINSURED,"

                                       and

       THE LINCOLN NATIONAL LIFE INSURANCE COMPANY of Fort Wayne, Indiana,

                    hereinafter referred to as the "LINCOLN."

     1. On and after the first day of May, 1992, if only one insured under a Last Survivor policy has satisfied all the conditions for automatic reinsurance coverage as set forth in paragraph 1 of the "REINSURANCE LIMITS" article of the Agreement, the REINSURED may reinsure the policy automatically if the insurable life falls within the appropriate age limits and underwriting classes as specified in the Limits Schedule of the Agreement for one life uninsurable submissions.

     2. On and after the first day of May, 1992, the REINSURED shall reinsure the following policies, issued prior to the first day of May, 1992, automatically as specified in the Limits Schedule of the Agreement for one life uninsurable submissions.

   REINSURED                                                                            REINSURANCE
   POLICY NUMBER             INSURED NAME           UNINSURABLE          ISSUE DATE       AMOUNT
   -------------             ------------           -----------          ----------     -----------
   L489886              Muriel Dolinsky        Aaron Dolinsky             02-04-90     $   100,000
   L496310              Barbara Silverman      Murray Silverman           06-01-90         666,667
   L50331200            Rowena Gorman          James Gorman               07-05-90         333,333
   L51488900            Thomas Jones           Kaye Jones                 09-30-90          83,333
   L51099300            Shirley Chung          Roosevelt Chung            03-01-91         125,000
   L52782500            Dolores Romano         James Romano               05-01-91       1,350,000
   L53213916            Frances Festa          Robert Festa               08-22-91         491,667

     3. On and after the first day of May, 1992, for reinsurance ceded automatically under the Agreement for one life uninsurable Last Survivor policies, the sum of the amount of insurance already in force on the insurable life and the amount applied for currently in all companies shall not exceed the following amounts.

                                 LIFE INSURANCE

              AGES         STANDARD-TABLE B        TABLES C-F
              ----         ----------------        ----------
              0-15           $  6,500,000         $  5,000,000
             16-65             10,000,000            7,000,000
             66-70              5,000,000            5,000,000
             71-75              3,500,000            2,500,000
             76-80              2,500,000            2,000,000

     4. On and after the first day of May, 1992, for one life uninsurable Last Survivor policies, the REINSURED may cede and the LINCOLN shall accept automatically amounts of reinsurance not to exceed those described in the Limits Schedule, attached hereto.

     5. The provisions of this amendment shall be subject to all the terms and conditions of the Agreement which do not conflict with the terms hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

Signed at Worcester, MA

By /s/                                 By /s/ Robert P. Mills, Jr.
   -------------------------------        -----------------------------

Title VP & Actuary                     Title AVP & Actuary
      ----------------------------           ---------------------------

Date July 7, 1992                      Date July 7, 1992
      ----------------------------          ----------------------------

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Signed at Fort Wayne, Indiana

By /s/                                 By /s/
   -------------------------------        --------------------------------
          Vice President                          Assistant Secretary

Date 7/10/92                           Date 7/10/92
     -----------------------------          -----------------------------

                                 LIMITS SCHEDULE

                             (Effective May 1, 1992)

           Maximum Amounts which the REINSURED may cede Automatically

                                      LIFE

           Last Survivor Policies Where All Lives are Deemed Insurable

To LINCOLN:

                 STANDARD RISKS,                                                       OVER
                 SPECIAL CLASSES       SPECIAL CLASSES      SPECIAL CLASSES       SPECIAL CLASS P
                A, B, C, & D, AND       E, F, & H, AND      J, L, & P, AND         OR EQUIVALENT
                  FLAT EXTRAS OF        FLAT EXTRAS OF      FLAT EXTRAS OF          TOTAL EXTRA
  AGES              $0-$10.00           $10.01-$20.00       $20.01 AND OVER           PREMIUM
  ----              ---------           -------------       ---------------           -------
   0                $  800,000            $  400,000            $ 200,000               None
  1-17               1,600,000             1,200,000              400,000               None
 18-60               2,000,000             1,400,000              800,000               None
 61-70               1,400,000             1,000,000              400,000               None
 71-75                 600,000               400,000              200,000               None
 76-80                 400,000               200,000              100,000               None
Over 80                None                  None                 None                  None

To All Reinsurers:

                 STANDARD RISKS,                                                               OVER
                 SPECIAL CLASSES           SPECIAL CLASSES           SPECIAL CLASSES      SPECIAL CLASS P
                A, B, C, & D, AND           E, F, & H, AND           J, L, & P, AND        OR EQUIVALENT
                  FLAT EXTRAS OF            FLAT EXTRAS OF           FLAT EXTRAS OF         TOTAL EXTRA
  AGES              $0-$10.00               $10.01-$20.00            $20.01 AND OVER          PREMIUM
  ----              ---------               -------------            ---------------          -------
   0               $ 2,400,000               $ 1,200,000               $   600,000              None
  1-17               4,800,000                 3,600,000                 1,200,000              None
 18-60               6,000,000                 4,200,000                 2,400,000              None
 61-70               4,200,000                 3,000,000                 1,200,000              None
 71-75               1,800,000                 1,200,000                   600,000              None
 76-80               1,200,000                   600,000                   300,000              None
Over 80                None                      None                       None                None

                   One Life Uninsurable Last Survivor Policies

To LINCOLN:

                        AGES       STANDARD-TABLE D    TABLES E-F
                        ----       ----------------    ----------
                         0           $    800,000      $   400,000
                        1-17            1,600,000        1,200,000
                       18-60            2,000,000        1,400,000
                       61-70            1,400,000        1,000,000
                       71-75              600,000          400,000
                       76-80              400,000          200,000

To All Reinsurers:

                        AGES       STANDARD-TABLE D    TABLES E-F
                        ----       ----------------    ----------
                         0           $  2,400,000      $ 1,200,000
                        1-17            4,800,000        3,600,000
                       18-60            6,000,000        4,200,000
                       61-70            4,200,000        3,000,000
                       71-75            1,800,000        1,200,000
                       76-80            1,200,000          600,000

                                    AMENDMENT

           to the Risk Premium Reinsurance Agreement (the "Agreement")
                         effective May 1, 1989, between

   STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA of Worcester, Massachusetts,

                   hereinafter referred to as the "REINSURED,"

                                       and

       THE LINCOLN NATIONAL LIFE INSURANCE COMPANY of Fort Wayne, Indiana,

                    hereinafter referred to as the "LINCOLN."

     1. It is hereby agreed that on and after the conversion effective dates as specified below, conversions of the following policies, issued by the REINSURED and reinsured with the LINCOLN, to the REINSURED'S Last Survivor plan shall be reinsured under the Agreement.

 DURATION                                                                                             CONVERSION
    AT          AGE AT                                  DATE OF      REINSURANCE      REINSURED'S      EFFECTIVE
CONVERSION       ISSUE          INSURED'S NAME           BIRTH         AMOUNT        POLICY NUMBER       DATE
----------       -----          --------------           -----         ------        -------------       ----
     3            44      Bailey, Timothy              04-27-44      $  166,667       L524967-90        08-01-91
     3            45      Bailey, Christine            09-02-43         166,667       L524967-90        08-01-91
     6            48      Ehrenfeld, Edith             12-07-37         469,482       L524324-90        06-25-91
     6            49      Ehrenfeld, Moshe             10-19-36         469,482       L524324-90        06-25-91
     3            60      Follman Lazar D.             09-21-28         433,333       L490088-75        10-27-91
     3            58      Follman, Esther              08-18-30         433,333       L490088-75        10-27-91
     4            39      Kaszovitz, Liliane           07-06-48         333,333       L521582-90        02-19-91
     4            39      Kaszovitz, Robert J.         12-12-47         333,333       L521582-90        02-19-91
     7            61      Stein, Howard                09-13-23         997,767       L522433-90        07-28-91
     7            57      Stein, Irene                 11-11-27         997,767       L522433-90        07-28-91
     7            60      Wallace, Willard             11-29-23       1,500,000       L524947-90        04-25-91
     7            59      Wallace, Dorothy             12-22-24       1,500,000       L524947-90        04-25-91

     2. The reinsurance premium for such conversions shall be as shown in the Premium Schedule, Parts I and II, of the Agreement and shall be determined by using (a) the duration calculated from the issue date of the original policy and
(b) the insured's age at the issue date of the original policy.

     3. The reference above to a specific policy is for purposes of description only; such reference shall not create any relationship between the policyholder, beneficiary, or insured of that policy and the LINCOLN, and such reference shall not create any rights in any party other than the REINSURED and the LINCOLN.

     4. The provisions of this amendment shall be subject to all the terms and conditions of this Agreement which do not conflict with the terms hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

Signed at Worcester, MA

By /s/                                 By /s/ Robert P. Mills, Jr.
   -------------------------------        ------------------------

Title VP & Actuary                     Title AVP & Actuary
      ----------------------------           ---------------------

Date August 5, 1992                    Date August 5, 1992
     ----------------------------           ---------------------

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Signed at Fort Wayne, Indiana

By /s/                                 By /s/
   -------------------------------        ---------------------------
          Vice President                   Assistant Secretary

Date 8/14/92                           Date 8/12/92
     -----------------------------          ----------------------

                                    AMENDMENT

           to the Risk Premium Reinsurance Agreement (the "Agreement")
                         effective May 1, 1989, between

   STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA of Worcester, Massachusetts,

                   hereinafter referred to as the "REINSURED,"

                                       and

       THE LINCOLN NATIONAL LIFE INSURANCE COMPANY of Fort Wayne, Indiana,

                    hereinafter referred to as the "LINCOLN."

     1. It is hereby agreed that on and after the conversion effective dates as specified below, conversions of the following policies, issued by the REINSURED and reinsured with the LINCOLN, to the REINSURED'S Last Survivor plan shall be reinsured under the Agreement.

 DURATION                                                                                            CONVERSION
    AT          AGE AT                                 DATE OF      REINSURANCE      REINSURED'S      EFFECTIVE
CONVERSION      ISSUE          INSURED'S NAME           BIRTH         AMOUNT       POLICY NUMBER       DATE
----------      -----          --------------           -----         ------       -------------    -----------
     4            43      Berenstein, Alejandro        11-13-47      $  166,667        XIH00207       11-22-92
     4            42      Berenstein, Marie J.         04-24-48         166,667        XIH00207       11-22-92
     2            40      Neustein, Mordechaie E.      09-14-50       1,166,667        XIH00203       12-29-91
     2            39      Neustein, Shirley            07-05-51       1,166,667        XIH00203       12-29-91
     6            41      O'Leary, Patrick F.          05-17-45         995,000        XIH00202       11-16-91
     6            29      O'Leary, Susan               03-04-58         995,000        XIH00202       11-16-91

     2. The reinsurance premium for such conversions shall be as shown in the Premium Schedule, Parts I and II, of the Agreement and shall be determined by using (a) the duration calculated from the issue date of the original policy and
(b) the insured's age at the issue date of the original policy.

     3. The reference above to a specific policy is for purposes of description only; such reference shall not create any relationship between the policyholder, beneficiary, or insured of that policy and the LINCOLN, and such reference shall not create any rights in any party other than the REINSURED and the LINCOLN.

     4. On and after the first day of January, 1993, paragraph H of the "REINSURANCE COVERAGE" article of the Agreement shall be replaced with the following:

          "H. Life reinsurance under any one cession shall be terminated at the end of the year preceding the first year for which the amount at risk on the cession is less than $25,000. The amount of reinsurance under this Agreement shall be maintained in force without reduction so long as the amount of insurance carried by the REINSURED on either life insured under the Last Survivor policy remains in force without reduction, except as provided in the "PAYMENT OF REINSURANCE PREMIUMS" and "INCREASE IN LIMIT OF RETENTION" articles."

     5. For reinsurance ceded automatically on and after the first day of January, 1993, under the Agreement, the sum of the amount of insurance already in force on the life and the amount applied for currently, in all companies, shall not exceed the following amounts.

           LAST SURVIVOR POLICIES WHERE ALL LIVES ARE DEEMED INSURABLE

                           AGES                LIFE INSURANCE
                           ----                --------------
                            0                  $  6,500,000
                           1-70                  10,000,000
                          71-80                   3,500,000

                   ONE LIFE UNINSURABLE LAST SURVIVOR POLICIES

                                          LIFE INSURANCE
                                          --------------
           AGES                  STANDARD-TABLE B        TABLES C-F
           ----                  ----------------        -----------
            0                      $  6,500,000          $ 5,000,000
           1-70                      10,000,000            7,000,000
           71-80                      3,500,000            2,500,000

     6. On and after the first day of January, 1993, reinsurance under the agreement of any policy issued on and after the first day of May, 1989, and for which the net amount of risk on any one life is less than $25,001 shall terminate. In consideration for such termination, the REINSURED shall pay to the LINCOLN a termination charge equal to the 1993 reinsurance premium.

     7. On and after the first day of January, 1993, the retention limit of the REINSURED shall be that shown in the revised Schedule A, attached hereto. This retention shall apply to reinsurance ceded after the effective date hereof and to existing reinsurance ceded before the effective date hereof in accordance with the "INCREASE IN LIMIT OF RETENTION" article of the Agreement of which this amendment is a part.

     8. On and after the first day of January, 1993, the REINSURED may cede and the LINCOLN shall accept automatically amounts of reinsurance not to exceed those described in the Limits Schedule, attached hereto.

     9. Except as provided in the Conditional Receipt Reinsurance article, the LINCOLN shall have no liability under facultative applications for reinsurance unless the REINSURED has accepted the LINCOLN'S offer to reinsure.

     10. ON and after the first day of January, 1993, the "AGREEMENT" article of the Agreement shall be replaced with the "MISCELLANEOUS" article and shall read as follows:

   "XII. MISCELLANEOUS

         A. This Agreement represents the entire agreement between the REINSURED and the LINCOLN and supercedes, with respect to its subject matter, any prior oral or written agreements between the parties.

         B. No modification or waiver of any provision of this Agreement shall be effective unless set forth in a written amendment to this Agreement which is executed by both parties. A Waiver shall constitute a waiver only with respect to the particular circumstances for which it is given and not a waiver of any future circumstances."

     11. The provisions of this amendment shall be subject to all the terms and conditions of the Agreement which do not conflict with the terms hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

Signed at Worcester, MA

By /s/ Robert P. Mills, Jr.            By /s/
   ------------------------------         ------------------------------

Title AVP & Actuary                    Title VP & Actuary
      ---------------------------            ---------------------------

Date May 24,1993                       Date (illegible)
     ----------------------------           ----------------------------

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Signed at Fort Wayne, Indiana

By /s/                                 By /s/
   ------------------------------         ---------------------------------
        Second Vice President                     Assistant Secretary

Date 6/2/93                            Date 6/2/93
     ----------------------------           -------------------------------

                               RETENTION SCHEDULE

                           (Effective January 1, 1993)

                        Retention Limits of the REINSURED

The REINSURED'S retention shall equal the lowest amount which could be retained by the REINSURED taking into account amounts previously issued and retained on the healthier* of the lives insured under the Last Survivor policy.

                                         LIFE
                                         ----

                            STANDARD RISKS,
                            SPECIAL CLASSES             SPECIAL CLASSES
                            A THROUGH H, AND            J, L, & P, AND
                             FLAT EXTRAS OF             FLAT EXTRAS OF
                  AGES        $0 - $20.00               $20.01 AND OVER
                  ----        -----------               ---------------
                   0           $  500,000                  $  250,000
                  1-60          2,000,000                   1,000,000
                 61-70          1,000,000                     500,000
                 71-80            500,000                     250,000

Notes:   (1)  The above maximum limits are also the maximums on any one life for all plans and riders combined.

         (2)  The minimum size reinsurance case shall be $50,001.

                                    AVIATION

         Any situation involving aviation shall use a $500,000 retention.


*(1) If two insureds have the same underwriting class, the retention shall be the lowest amount which could be retained by the REINSURED.

 (2) If two insureds have different underwriting classes, the retention shall be the amount for the better underwriting class, regardless of age.

                                 LIMITS SCHEDULE
                           (Effective January 1, 1993)

           Maximum Amounts which the REINSURED may cede Automatically

                                      LIFE

           Last Survivor Policies Where All Lives are Deemed Insurable

To LINCOLN:

                              STANDARD RISKS                                     OVER
                              SPECIAL CLASSES        SPECIAL CLASSES        SPECIAL CLASS P
                                 A-H, AND            J, L, & P, AND          OR EQUIVALENT
                              FLAT EXTRAS OF         FLAT EXTRAS OF           TOTAL EXTRA
             AGES                $0-$20.00           $20.02 AND OVER            PREMIUM
             ----                ---------           ---------------            -------
              0                 $  500,000              $  250,000               None
             1-60                2,000,000               1,000,000               None
            61-70                1,000,000                 500,000               None
            71-80                  500,000                 250,000               None
           Over 80                 None                    None                  None

To All Reinsurers:

                             STANDARD RISKS                                        OVER
                             SPECIAL CLASSES         SPECIAL CLASSES          SPECIAL CLASS P
                                A-H, AND             J, L, & P, AND            OR EQUIVALENT
                             FLAT EXTRAS OF          FLAT EXTRAS OF             TOTAL EXTRA
             AGES               $0-$20.00            $20.02 AND OVER              PREMIUM
             ----             -----------            ---------------              -------
              0               $ 1,500,000              $   750,000                 None
             1-60               6,000,000                3,000,000                 None
            61-70               3,000,000                1,500,000                 None
            71-80               1,500,000                  750,000                 None
           Over 80                None                    None                     None

                   One Life Uninsurable Last Survivor Policies

To LINCOLN:

              AGES          STANDARD-TABLE D    TABLES E-F
             -----          ----------------    -----------
                0              $   500,000       $  250,000
              1-60               2,000,000        1,000,000
              61-70              1,000,000          500,000
              71-80                500,000          250,000
             Over 80               None             None

To All Reinsurers:

              AGES          STANDARD-TABLE D     TABLES E-F
             -----          ----------------    -----------
                0              $ 1,500,000        $  750,000
              1-60               6,000,000         3,000,000
              61-70              3,000,000         1,500,000
              71-80              1,500,000           750,000
             Over 80              None               None

                                    AMENDMENT

to each Reinsurance Agreement between STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA of Worcester, Massachusetts ("REINSURED"), and THE LINCOLN NATIONAL LIFE INSURANCE COMPANY of Fort Wayne, Indiana ("LINCOLN"), including but not limited to those agreements listed on the attachment ("Reinsurance Agreements"), but excluding any agreements which already include an election statement provided for in Section 1,848-2(g)(8)(iii) of the Income Tax Regulations.

     1. The LINCOLN and the REINSURED each represents and warrants that it is subject to taxation under Subchapter "L" of the Internal Revenue Code of 1986 (the "Code").

     2. With respect to each of the Reinsurance Agreements (referred to separately as "Agreement"), the LINCOLN and the REINSURED agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations issued December 1992, whereby:

          (a) Each party shall attach a schedule to its federal income tax return which identifies the relevant Reinsurance Agreements for which the joint election under the Regulation has been made;

          (b) The party with net positive consideration, as defined in the Regulation promulgated under Code Section 848, for such Agreement for each taxable year, shall capitalize specified policy acquisition expenses with respect to such Agreement without regard to the general deductions limitation of Section 848(c)(1);

          (c) Each party agrees to exchange information pertaining to the amount of net consideration under such Agreement each year to ensure consistency; and

          (d) If such Agreement was entered into prior to November 15, 1991, this election shall be effective for 1992 and for all subsequent years that such Agreement remains in effect. If such Agreement was entered into after November 14, 1991, this election shall be effective for the year that the Agreement was entered into and for all subsequent years that such Agreement remains in effect.

     3. The provisions of this amendment shall be subject to all the terms and conditions of the Agreement which do not conflict with the terms hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

Signed at Worcester, MA

By /s/ Robert P. Mills, Jr.            By /s/
   ------------------------------         ---------------------------------

Title AVP & Actuary                    Title VP & Actuary
      ---------------------------            ------------------------------

Date July 20, 1933                     Date July 20, 1993
     ----------------------------           -------------------------------

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Signed at Fort Wayne, Indiana

By /s/                                 By /s/
   ------------------------------         ----------------------------------
           Vice President                         Assistant Secretary

Date 5/24/93                           Date 5/24/93
     ----------------------------           --------------------------------

                Summary of Agreements for Business Accepted from
               STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA - MA
                          Common Company Number: 00338
                                       By
                     LINCOLN NATIONAL LIFE INSURANCE COMPANY

-----------------------------------------------------------------------------------
          AGREEMENT            EFFECTIVE                         AGREEMENT TYPE
            NUMBER               DATE              STATUS          DESCRIPTION
-----------------------------------------------------------------------------------
             001              01/02/1942          CLOSE                COX
             002              01/01/1946          CLOSE                COX
             006              07/01/1977          CLOSE                RPR
             007              04/01/1978          CLOSE                COX
             009              01/01/1983          CLOSE                RPR
             011              08/01/1983          EFF                  RPR
             014              01/01/1987          EFF                  RPR
             015              01/01/1987          EFF                  RPR
             017              05/01/1989          EFF                  RPR
-----------------------------------------------------------------------------------

STATUS DESCRIPTIONS:

EFF   -   REINSURNACE AGREEMENT SIGNED, RETURNED AND IN EFFECT
CLOSE -   REINSURANCE AGREEMENT CLOSED, BUT WITH OUTSTANDING
          BUSINESS STILL COVERED BY THAT AGREEMENT
PNDG  -   REINSURANCE AGREEMENT PROPOSED OR PENDING

                                    AMENDMENT

           to the Risk Premium Reinsurance Agreement (the "Agreement")
                         effective May 1, 1989, between

   STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA of Worcester, Massachusetts,

                   hereinafter referred to as the "REINSURED,"

                                       and

       THE LINCOLN NATIONAL LIFE INSURANCE COMPANY of Fort Wayne, Indiana,

                    hereinafter referred to as the "LINCOLN."

     1. On and after the first day of May, 1989, paragraph A of the "COMPUTATION OF REINSURANCE PREMIUMS" article of the Agreement shall be replace with the following:

     "A. The premium to be paid to the LINCOLN for Life reinsurance shall be based on the joint equal age of the insureds under the policy and shall be the sum of:

          (1) the appropriate premium rate from the schedule of premiums in the Premium Schedule applied to the appropriate amount at risk reinsured; plus

          (2)  the appropriate policy fee as shown in the Premium Schedule; plus

          (3) any flat extra premium charged the insured on the face amount initially reinsured less total allowances in the amount of 100% of any first year permanent flat extra premium (one payable for more than6 years), 20% of any first year temporary flat extra premium, and 20% of any renewal flat extra premium.

          The joint equal age shall be calculated by using the methodology set forth in Exhibit A."

     2. The provisions of this amendment shall be subject to all the terms and conditions of the Agreement which do not conflict with the terms hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

Signed at Worcester, MA

By /s/ Robert P. Mills, Jr.            By /s/
   ------------------------------         ------------------------------

Title AVP & Actuary                    Title VP & Actuary
      ---------------------------            ---------------------------

Date November 17, 1993                 Date November 17, 1993
     ----------------------------           ----------------------------

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Signed at Fort Wayne, Indiana

By /s/                                 By /s/
   ------------------------------         ------------------------------
       Second Vice President                   Assistant Secretary

Date (illegible)                       Date 11-24-93
     ----------------------------           ----------------------------

                                    AMENDMENT

           to the Risk Premium Reinsurance Agreement (the "Agreement")
                         effective May 1, 1989, between

   STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA of Worcester, Massachusetts

                   hereinafter referred to as the "REINSURED,"

                                       and

       THE LINCOLN NATIONAL LIFE INSURANCE COMPANY of Fort Wayne, Indiana,

                    hereinafter referred to as the "LINCOLN."

     1. For Second-to-Die policies issued on and after the first day of January, 1994, no policy fee shall be paid to LINCOLN.

     2. The provisions of this amendment shall be subject to all the terms and conditions of the Agreement which do not conflict with the terms hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

Signed at Worcester, MA

By /s/ Robert P. Mills, Jr.            By /s/
   ------------------------------         ------------------------------

Title AVP & Actuary                    Title VP & Actuary
      ---------------------------            ---------------------------

Date January 11, 1994                  Date January 11, 1994
     ----------------------------           ----------------------------

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Signed at Fort Wayne, Indiana

By /s/                                 By /s/
   ------------------------------         ------------------------------
         Second Vice President                  Assistant Secretary

Date (Illegible)                       Date 1-25-94
     ----------------------------           ----------------------------

                                    AMENDMENT

           to the Risk Premium Reinsurance Agreement (the "Agreement")
                         effective May 1, 1989, between

   STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA of Worcester, Massachusetts

                   hereinafter referred to as the "REINSURED,"

                                       and

       THE LINCOLN NATIONAL LIFE INSURANCE COMPANY of Fort Wayne, Indiana,

                    hereinafter referred to as the "LINCOLN."

     1. It is hereby agreed that on and after the third day of December, 1993, conversions of the following policy, issued by the REINSURED and reinsured with the LINCOLN, to the REINSURED'S Last Survivor plan shall be reinsured under the Agreement.

                                  DURATION          AGE                                      REINSURED'S
                                     AT              AT        DATE OF      REINSURANCE         POLICY
            INSURED'S NAME       CONVERSION        ISSUE        BIRTH         AMOUNT            NUMBER
            --------------       ----------        -----        -----      -----------        -----------
VanTvyl, William H.                   2              61       06-04-31      $ 2,400,000        XIH50022

     2. The reference above to a specific policy is for purposes of description only; such reference shall not create any relationship between the policyholder, beneficiary, or insured of that policy and the LINCOLN, and such reference shall not create any rights in any party other than the REINSURED and the LINCOLN.

     3. The provisions of this amendment shall be subject to all the terms and conditions of the Agreement which do not conflict with the terms hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

Signed at Worcester, MA

By /s/ Robert P. Mills, Jr.            By /s/
   ------------------------------         ------------------------------

Title AVP & Actuary                    Title VP & Actuary
      ---------------------------            ---------------------------

Date March 1, 1994                     Date March 1, 1994
     ----------------------------           ----------------------------

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Signed at Fort Wayne, Indiana

By /s/                                 By /s/
   ------------------------------         ------------------------------
          Second Vice President                  Assistant Secretary

Date 3/11/94                           Date 3-10-94
     ----------------------------           ----------------------------

                                    AMENDMENT

           to the Risk Premium Reinsurance Agreement (the "Agreement")
                         effective May 1, 1989, between

   STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA of Worcester, Massachusetts

                   hereinafter referred to as the "REINSURED,"

                                       and

       THE LINCOLN NATIONAL LIFE INSURANCE COMPANY of Fort Wayne, Indiana,

                    hereinafter referred to as the "LINCOLN."

     1. The plans reinsured under the Agreement on and after the first day of March, 1994, shall be those specified in the Subject Reinsurance Schedule, attached hereto.

     2. The premium rates as described in the Premium Schedule, Parts I and II, of the Agreement shall apply to reinsurance of the REINSURED'S Variable Second-to-Die (Variable Inheiritage) (Form 1026-94) plan ceded under the Agreement on and after the first day of March, 1994.

     3. The annual reinsurance premium for the REINSURED'S Second-to-Die Rider (Form 1079-94) ceded under the Agreement on and after the first day of March, 1994, shall be based on an average issue age of the insureds under the policy and the appropriate rate charged the insured per thousand of the net amount at risk. The premium shall be calculated using the factors below.

                                                     ANNUAL RATE
                  AVERAGE ISSUE AGE                  PER $1,000
                  -----------------                  -----------
                         5-7                          $  .84
                         8-46                            .96
                        47-54                           1.08
                        55-59                           1.20
                        60-63                           1.32
                        64-85                           1.44

     4. The provisions of this amendment shall be subject to all the terms and conditions of the Agreement which do not conflict with the terms hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

Signed at Worcester, MA

By /s/ Robert P. Mills, Jr.            By /s/
   ------------------------------         ------------------------------

Title AVP & Actuary                    Title VP & Actuary
      ---------------------------            ---------------------------

Date September 12, 1994                Date 9/12/94
     ----------------------------           ----------------------------

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Signed at Fort Wayne, Indiana

By /s/                                 By /s/
   ------------------------------         ------------------------------
       Second Vice President                    Assistant Secretary

Date 9/19/94                           Date 9-16-94
     ----------------------------           ----------------------------

                          SUBJECT REINSURANCE SCHEDULE

              Insurance Subject to Reinsurance under this Agreement

The REINSURED'S entire excess of its issues of the following plans bearing register dates in the range shown below to insureds having surnames beginning with the letters of the alphabet shown below.

A.   Automatic Reinsurance

     Thirty-three and a third percent of the reinsurance the REINSURED cedes automatically of the insurance specified below shall be ceded under this agreement.

                                             DATES                              LETTERS
                    PLAN             FROM            THROUGH             FROM            THROUGH
                    ----             ----            -------             ----            -------
Inheiritage Last Survivor
     (Form 1020-89)                05-01-89             --                A                 Z
     (Form 1020.1-94               04-01-94             --                A                 Z

Last Survivor
Exchange Option Rider              05-01-89             --                A                 Z

Variable Second-to-Die
(Variable Inheiritage)
     (Form 1026-94)                03-01-94             --                A                 Z
     (Form 1026.1-94               04-01-94             --                A                 Z

Second-to-Die Rider
     (Form 1079-94)                03-01-94             --                A                 Z

B.   Facultative Reinsurance

     One hundred percent of the reinsurance the REINSURED cedes facultatively of the insurance specified above to insureds having surnames beginning with the letters A through Z shall be cedes under this agreement provided the REINSURED has accepted the LINCOLN'S offer to reinsure.

                                    AMENDMENT

           to the Risk Premium Reinsurance Agreement (the "Agreement")
                         effective May 1, 1989, between

   STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA of Worcester, Massachusetts

                   hereinafter referred to as the "REINSURED,"

                                       and

       THE LINCOLN NATIONAL LIFE INSURANCE COMPANY of Fort Wayne, Indiana,

                    hereinafter referred to as the "LINCOLN."

     1. Effective the first day of July, 1995, for retention determination purposes, in conjunction with any subsequent new issues and any exercise of recapture privileges pursuant to the "INCREASE IN LIMT OF RETENTION" article under the Agreement, all term plans issued by the REINSURED shall not be considered.

     2. The provisions of this amendment shall be subject to al the terms and conditions of the Agreement which do not conflict with the terms hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

Signed at Worcester, MA

By /s/ Robert P. Mills, Jr.                By /s/
   --------------------------------           ----------------------------

Title AVP & Actuary                        Title VP & Actuary
      -----------------------------              -------------------------

Date September 25, 1995                    Date 9/25/95
     ------------------------------             --------------------------

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Signed at Fort Wayne, Indiana

By /s/                                     By /s/
   --------------------------------           ----------------------------
        Second Vice President                      Assistant Secretary

Date October 3, 1995                       Date 10-2-95
     ------------------------------             --------------------------

                                NOTICE OF CHANGE

to the Reinsurance Agreements (the "Agreement") listed in the attached Exhibit I between STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA of Worcester, Massachusetts, ("REINSURED" or "REINSURER"), hereinafter referred to collectively as the REINSURED and THE LINCOLN NATIONAL LIFE INSURANCE COMPANY of Fort Wayne, Indiana, ("LINCOLN" or "REINSURED"), hereinafter referred to collectively as the LINCOLN.

     WHEREAS, the REINSURED has notified LINCOLN that effective the eleventh day of October, 1995, it changed its corporate name.

     NOW THEREFORE, the parties acknowledge the following:
     1. Effective the eleventh day of October, 1995, the REINSURED under the Agreement shall refer to First Allmerica Financial Life Insurance Company of Worcester, Massachusetts.
     2. The provisions of this Notice of Change shall be subject to all the terms and conditions of the Agreement which do not conflict with the terms hereof.
     A copy of this Notice of Change was sent to the REINSURED.

                                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                                   Signed at Fort Wayne, Indiana

                                   By /s/
                                      ------------------------------------
                                              Second Vice President

                                   Date FEBRUARY 29, 1996
                                        ----------------------------------

                                   By /s/
                                      ------------------------------------
                                              Assistant Secretary

                                   Date 2/29/96
                                        ----------------------------------

                                    EXHIBIT I
                          (Effective October 11, 1995)

                                                                AGREEMENT
           AGREEMENT NUMBER/                                    EFFECTIVE
            REVISION NUMBER            TYPE OF AGREEMENT          DATE
           ----------------            -----------------        ---------
                5/14                   Retrocession             03-01-77
               11/26             Risk Premium Reinsurance       08-01-83
               13/21                   Retrocession             01-01-86
               14/16             Risk Premium Reinsurance       01-01-87
               15/13             Risk Premium Reinsurance       01-01-87
               17/11             Risk Premium Reinsurance       05-01-89
                18/9                   Retrocession             01-01-91
                19/3                 Individual Health          04-01-94

                                    AMENDMENT

           to the Risk Premium Reinsurance Agreement (the "Agreement")
                         effective May 1, 1989, between

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
                           of Worcester, Massachusetts

                   hereinafter referred to as the "REINSURED,"

                                       and

                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                                       of
                              Fort Wayne, Indiana,

                    hereinafter referred to as the "LINCOLN."

     1. The REINSURED'S plans to be reinsured under the Agreement on and after the first day of February, 1997, shall be those specified in the Subject Reinsurance Schedule, attached hereto.

     2. On and after the first day of February, 1997, for reinsurance of the REINSURED'S Variable Second-to-Die (Form 1030-96) plan, paragraphs C and E of the "REINSURANCE COVERAGE" article of the Agreement shall be replaced with the following:

    "C. Life reinsurance under this Agreement shall be term insurance for the amount at risk on the portion of the insurance of the original insurance which is reinsured with the LINCOLN. The amount of reinsurance shall be the death benefit provided by the portion of the original insurance which is reinsured with the LINCOLN. The amount at risk on such a policy shall be the death benefit of the policy less the single premium paid by the insured. This amount at risk shall be determined at the beginning of each policy year and shall be amended during that year only if there is a change in the amount of reinsurance on the life arising from a change in the specified amount under the policy reinsured hereunder. For the second and subsequent years, the REINSURED shall notify the LINCOLN of the amount at risk for that policy year at least fifteen days after the beginning of that policy year. The portion reinsured shall be the amount at risk on the policy less the REINSURED'S retention on the policy. The basis for determining the amount at risk may be changed for new reinsurance by agreement between the REINSURED and the LINCOLN."

    "E. Life reinsurance in amounts less than the amount at risk upon $50,001 of insurance shall not be placed in effect under this Agreement."

                          SUBJECT REINSURANCE SCHEDULE

              Insurance Subject to Reinsurance under this Agreement

The REINSURED'S entire excess of its issues of the following plans bearing register dates in the range shown below to insureds having surnames beginning with the letters of the alphabet shown below.

A.   Automatics Reinsurance

     Thirty-three and a third percent of the reinsurance the REINSURED cedes automatically of the insurance specified below shall be ceded under this Agreement.

                                                 DATES                       LETTERS
             PLAN                        FROM            THROUGH      FROM            THROUGH
             ----                        ----            -------      ----            -------
Inheiritage Last Survivor
     (Form 1020-89)                     05-01-89             --         A                 Z
     (Form 1020.1-94                    04-01-94             --         A                 Z

Last Survivor
Exchange Option Rider                   05-01-89             --         A                 Z

Variable Second-to-Die
(Variable Inheiritage)
     (Form 1026-94)                     03-01-94             --         A                 Z
     (Form 1026.1-94                    04-01-94             --         A                 Z

Variable Second-to-Die
Rider (Form 1079-94)                    03-01-94             --         A                 Z

Variable Second-to-Die
     (Form 1030-96)                     02-01-97             --         A                 Z

                                        2